Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS EITHER (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, OR DISCLOSURE OF SUCH INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. REDACTED INFORMATION IS MARKED WITH A [***]. CERTAIN SCHEDULES OR SIMILAR ATTACHMENTS HAVE BEEN OMITTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(a)(5) of REGULATION S-K.

AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT

dated as of

[•]

of

BEACH ACQUISITION CO PARENT, LLC

i

EXHIBITS

Exhibit A	Member Information

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Beach Acquisition Co Parent, LLC, a Delaware limited liability company (the “Company”), is made as of [•] (the “Effective Date”), by and among (i) 3G Fund VI, L.P., a Cayman Islands exempted limited partnership (“3G Holdco”), (ii) the other Members listed on Exhibit A hereto (together with any Permitted Transferee thereof who becomes a Member in accordance with the terms of this Agreement, collectively, the “Legacy Members”1 and, together with 3G Holdco, the “Initial Members”), (iii) solely for the purposes of Section 4.08, Section 5.01, Section 5.02, Section 9.09, Section 11.01 and Article 13, [•]2, as the representative of the Legacy Members (the “Legacy Member Representative”), (iv) the Company, and (v) each other Person who at any time becomes a Member in accordance with the terms of this Agreement and the Act.

RECITALS

WHEREAS, the Company was formed as a Delaware limited liability company on April 28, 2025, by filing of the Certificate of Formation (as amended or otherwise modified from time to time, the “Certificate of Formation”) with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and was governed by that certain Limited Liability Company Agreement of the Company dated as of April 28, 2025 (the “Pre-Closing Limited Liability Company Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 4, 2025 (as amended from time to time, the “Merger Agreement”), by and between the Company, Beach Acquisition Merger Sub, Inc. and Skechers U.S.A., Inc. (“Marten PubCo”), (a) the Company acquired all of the issued and outstanding Equity Securities of Marten PubCo and certain stockholders of Marten PubCo elected to exchange their Equity Securities in Marten PubCo for the number of Units set forth in Exhibit A hereto, which receipt of Units by certain stockholders of Marten PubCo, taken together with the contributions of cash or other property by 3G Holdco in exchange for Units, was intended to be treated as a contribution under Section 351(a) of the Code, and, in connection therewith, (b) the Legacy Members, by a majority-in-interest of Units held by all Legacy Members as of the Effective Date, elected [•] to serve as the Legacy Member Representative in accordance with the terms of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the closing of the transactions contemplated by the Merger Agreement has been consummated; and

WHEREAS, the parties hereto desire that this Agreement amends, restates and supersedes in its entirety the Pre-Closing Limited Liability Company Agreement.

[1]	Note to Draft: Legacy Members will include holders of Class P Units.
[2]

Note to Draft: To be the Legacy Member who receives nominations from a majority of existing Company shares in respect of which a Mixed Election was validly made and not revoked, deemed revoked or lost.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and agreed, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETIVE PRINCIPLES

Section 1.01 Definitions. In this Agreement, except where the context otherwise requires:

“3G Director” has the meaning ascribed to it in Section 5.01(b).

“3G Holdco” has the meaning ascribed to it in the Preamble.

“3G Members” means (a) 3G Holdco, and (b) any Affiliate of 3G Holdco and any Continuation Fund that is issued or acquires Units from any Person after the date hereof in accordance with the terms of this Agreement (including, for the avoidance of doubt, with respect to any Continuation Fund, in accordance with Section 9.08).

“3G Related Parties” has the meaning ascribed to it in Section 13.14.

“Act” means the Delaware Limited Liability Company Act.

“Additional Member” has the meaning ascribed to it in Section 9.03(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided, further, that an Affiliate of any Person shall also include (a) for the purposes of Section 10.03(a) and Section 10.04, any Person that directly or indirectly owns more than 10% of the Interests of such Person, (b) in the case of a partnership, any general partner of such partnership, (c) in the case of a trust, any trustee or beneficiary of such trust and (d) in the case of an individual, any member of the Family Group of such individual. Notwithstanding the foregoing, (i) for purposes of this Agreement, neither any 3G Member nor any of its Subsidiaries shall be considered Affiliates of any member of the Company Group or of the Legacy Members, and (ii) no pooled investment vehicle or fund (other than the 3G Members, but including any secondary fund or affiliated continuation fund or similar vehicle (collectively, “Continuation Funds”)), nor any portfolio company in which such entities or any 3G Member directly or indirectly hold investments, shall be considered an Affiliate of any 3G Member or its Subsidiaries; provided, that solely for purposes of (A) Section 4.08(c) (other than clauses (ii) and (iii) thereof) and the definition of “Related Person Transaction”, (B) Section 9.07 and (C) solely to the extent such term is used in Section 9.06(h) or Section 9.07(a), the definition of “Change of Control”, each such Continuation Fund or portfolio company shall be considered an Affiliate of the 3G Members and their respective Subsidiaries.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as the same may be amended from time to time in accordance with the terms hereof.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state, provincial or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Appraiser” has the meaning ascribed to it in Section 9.09(c).

“Board” means the board of directors of the Company.

“Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Capital Account” has the meaning ascribed to it in Section 3.05(a).

“Capital Contributions” means Initial Capital Contributions and any additional Capital Contributions.

“Certificate of Formation” has the meaning ascribed to it in the Recitals.

“Change of Control” means, whether in a single transaction or series of related transactions (a) any merger, consolidation, recapitalization or reorganization of the Company with any other Person (other than a Member or one or more of its Affiliates), (b) a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or group of Persons (other than a Member or one or more of its Affiliates) or (c) any other transaction or series of related transactions which results in any Person or group of Persons (other than a Member or one or more of its Affiliates) obtaining ownership of 50% or more of the voting power of the Company; provided, that for purposes of a “Liquidity Transaction” pursuant to Section 9.09, the reference to “50%” in this subsection (c) will be deemed to refer to “100%.”

“Chosen Courts” has the meaning ascribed to such term in Section 13.12.

“Class P Unit” means any Unit designated as a Class P Unit and having the rights and obligations set forth herein with respect thereto.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the United States Internal Revenue Code of 1986.

“Common Unit” means any Unit designated as a Common Unit and having the rights and obligations set forth herein with respect thereto.

“Company” has the meaning ascribed to it in the Preamble.

“Company Auditors” means the independent certified public accountants of the Company, as may be engaged by the Company from time to time.

“Company Business” means (a) the design, development, marketing, retailing, and wholesaling of footwear, apparel and accessories through wholesale and direct-to-consumer channels, and (b) all other business activities conducted by the Company and its Subsidiaries from time to time.

“Company Group” means the Company, each Subsidiary of the Company and each other Person that is controlled directly or indirectly by the Company.

“Company Offeror” shall mean (a) the Company, (b) any successor to the Company or any surviving entity resulting from a merger, consolidation or other business combination involving the Company or any wholly owned Subsidiary, (c) any Subsidiary that is a holding company for all or substantially all of the operating assets of the Company Group, (d) any other entity the securities of which are exchanged for Units in anticipation of an IPO, or (e) any holding company the direct or indirect assets of which are interests in the Company.

“Company Securities” means any Securities of the Company.

“Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Subsidiaries in the possession of or furnished to any Member (including by virtue of its present or former right to designate a Director); provided, that the term “Confidential Information” does not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by a Member or its Affiliate or its and their respective directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or other agreements, (b) was available to such Member on a non-confidential basis prior to its disclosure to such Member or its Representatives by the Company, (c) becomes available to such Member on a non-confidential basis from a source other than the Company Group, another Member, its Affiliates or its Representatives after the disclosure of such information to such Member or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to such Member’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person, or (d) is independently developed by such Member without reference to, or use of, any Confidential Information and without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

“control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Covered Persons” has the meaning ascribed to it in Section 10.02(a).

“Deferral” has the meaning ascribed to it in Section 9.09(b)(iii).

“Deferral Period” has the meaning ascribed to it in Section 9.09(b)(iii).

“Director” has the meaning ascribed to it in Section 5.01(a).

“Drag-Along Rights” has the meaning ascribed to it in Section 9.07(a).

“Drag-Along Sale” has the meaning ascribed to it in Section 9.07(a).

“Drag-Along Sale Notice” has the meaning ascribed to it in Section 9.07(b).

“Effective Date” has the meaning ascribed to it in the Preamble.

“Election Notice” has the meaning ascribed to it in Section 9.09(b).

“Electronic Delivery” has the meaning ascribed to it in Section 13.16.

“Encumbrance” means any charge, claim, community or other marital property interest, right of first option, right of first offer or refusal, mortgage, pledge, lien, retention of title, usufruct, attachment, easement or other encumbrance or any agreement to create any of the foregoing. “Encumber” shall have a correlative meaning.

“Equity Securities” means, with respect to any Person, (a) any capital stock, partnership interests, limited liability company interests, units or any other type of equity interest, or other indicia of equity ownership (including profits interests), including, in the case of the Company, Units (collectively, “Interests”), (b) any security convertible into or exercisable or exchangeable for, with or without consideration, any Interests (including any option to purchase such convertible security) or (c) any security carrying any warrant or right to subscribe to or purchase any security described in clause (a) or (b).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Fair Market Value” means the price that a willing buyer not Affiliated with the seller and under no compulsion to buy would pay in an arm’s-length transaction with a willing seller not Affiliated with the buyer and under no compulsion to sell (and, in the case of any Units, determined without discount for minority interests, lack of marketability, lack of liquidity or applicable restrictions on Transfer).

“Family Group” means, with respect to a natural Person, (a) the spouse, parents, siblings and lineal descendants (including children by adoption and step children) of such Person, and in any such case, any trust or other estate planning-related entity formed in connection with the bona fide estate planning activities of such Person: (i) the beneficiaries of which may only include such Person, and the spouse, parents, parents-in-law, siblings and lineal descendants (including children by adoption and step children) of such Person and (ii) with respect to which such Person is the sole trustee or custodian; or (b) any limited liability company or partnership: (i) with respect to which one hundred percent (100%) of the outstanding equity interests are beneficially solely owned by the applicable Person or the spouse, parents, siblings, parents-in-law and lineal descendants (including children by adoption and step children) of such Person, (ii) with respect to which one or more Persons referred to in the preceding clause (i) are the sole manager(s) or managing member(s) or general partner(s), as the case may be, and otherwise have the sole power to direct or cause the direction of management and policies of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise and (iii) which is not formed for the purpose of circumventing the requirements of the transfer restrictions set forth in this Agreement.

“Fiscal Year” has the meaning ascribed to it in Section 7.01.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Approval” means any authorization, consent, waiver, order and approval of any Governmental Authority, including any applicable waiting periods associated therewith.

“Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

“Information Waiver” has the meaning ascribed to it in Section 10.02(b).

“Initial Capital Contribution” has the meaning ascribed to it in Section 3.01.

“Initial Members” has the meaning ascribed to it in the Preamble.

“IPO” shall mean (a) an initial registered offering of Equity Securities of the Company or Equity Securities of any Company Offeror to the public pursuant to an effective registration statement (other than on Form S-4 to the extent not involving a special purpose acquisition company or S-8 or, in each case, any successor form) under the Securities Act where such public offering is broadly distributed and pursuant to which one or more classes of Units or the common stock or other Equity Securities of such Company Offeror are listed on The New York Stock Exchange or the Nasdaq Stock Market, either of their respective successors, or any other national securities exchange, (b) the listing on The New York Stock Exchange or the Nasdaq Stock Market, either of their respective successors, or any other national securities exchange in connection with the registration of Equity Securities of the Company or Equity Securities of any Company Offeror by means of an effective registration statement under the Securities Act or the Exchange Act that registers such shares or Equity Securities without an underwritten public offering of such shares or (c) any business combination pursuant to which the Company is merged into, or otherwise combines with, a special purpose acquisition company, or a subsidiary thereof, listed on The New York Stock Exchange or the Nasdaq Stock Market, either of their respective successors, or any other national securities exchange, and the Equity Securities of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of capital stock (or securities convertible into or exchangeable for shares of capital stock) that represent, immediately following such combination, a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such combination or consolidation, the parent corporation of such surviving or resulting corporation.

“Legacy Class B Member” means a Legacy Member who, prior to the Effective Date, held Class B common stock of Marten PubCo.

“Legacy Member” has the meaning ascribed to it in the Preamble.

“Legacy Member Representative” has the meaning ascribed to it in the Preamble.

“Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, investigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

“Liquidating Agent” has the meaning ascribed to it in Section 12.04(a).

“Liquidity Option” has the meaning ascribed to it in Section 9.09(b)(ii).

“Liquidity Transaction” shall mean an IPO or a Change of Control.

“Liquidity Transaction Triggering Notice” has the meaning ascribed to it in Section 9.09(a).

“Marten PubCo” has the meaning ascribed to it in the Recitals.

“Member” means, at any time, for as long as he, she or it holds any Units, (a) the Initial Members and (b) any other Person who, after the date of this Agreement, is admitted to the Company as a Member in accordance with the terms of this Agreement.

“Member Percentage” means, with respect to any Member as of any time, the percentage of outstanding Units owned by such Member at such time. For the avoidance of doubt, each Class P Unit shall be equivalent to 2.9655 Common Units for purposes of calculating Member Percentages. The sum of the Member Percentages of all Members shall at all times equal 100%.

“Officer(s)” has the meaning ascribed to it in Section 5.05.

“Permitted Transfer” has the meaning ascribed to it in Section 9.02(a).

“Permitted Transferee” means, with respect to: (a) in the case of any Legacy Member that is an individual, (i) any trust or estate planning-related entity, the sole beneficiaries of which are such Legacy Member or such Legacy Member’s Family Group (provided, that during the period that any such trust or legal entity holds any right, title or interest in any Units, the Legacy Member has the sole power to control the management and policies of such trust or entity) or Successor-in-Interest, or (ii) any member of such Member’s Family Group; and (b) in the case of any Legacy Member that is not an individual, (i) any Person that is an Affiliate of such Member, or (ii) to the holders of equity interests in such Legacy Member as part of a distribution by such Person in accordance with its organizational documentation; provided, that, in each case, at the time of a Transfer of Company Securities to a Permitted Transferee, such Permitted Transferee agrees for the benefit of the other parties hereto to re-Transfer the subject Company Securities back to the Transferring Member (or to Transfer the subject Company Securities to another Permitted Transferee of the Transferring Member) prior to such Permitted Transferee ceasing to be Permitted Transferee of the applicable Person as described in clauses (a) and (b) above.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pre-Closing Limited Liability Company Agreement” has the meaning ascribed to it in the Recitals.

“Preemptive Rights Exercise Notice” has the meaning ascribed to it in Section 4.07(b).

“Proposed Fair Market Value” has the meaning ascribed to it in Section 9.09(c).

“Purchase Option” has the meaning ascribed to it in Section 9.09(b)(i).

“Quorum” has the meaning ascribed to it in Section 5.03(c).

“Related Person Transaction” means any transaction or agreement between any member of the Company Group, on the one hand, and any 3G Member (or any Affiliates thereof, or any entity or fund that is indirectly controlling, controlled by, or under common control with any 3G Member or its Affiliates) on the other hand, other than (i) customary agreements, transactions or arrangements entered into with independent directors, officers, employees or unaffiliated consultants in the ordinary course of business on arm’s-length terms and approved by the Board, (ii) any issuance of Equity Securities in accordance with Section 4.07, (iii) customary director indemnification and expense reimbursement agreements and arrangements in the ordinary course of business, (iv) any agreement, transaction or arrangement (other than one relating to the issuance of securities) entered into in the ordinary course of business on an arm’s length basis and approved by the Board, (v) any other agreement, transaction or arrangement the terms of which a nationally recognized investment banking firm has opined are fair to the Company and its Subsidiaries, taken as a whole, from a financial point of view in a written opinion delivered to the Board, (vi) any incurrence of expenses pursuant to Section 13.02 of this Agreement, and (vii) any other transaction, reimbursement or advancement expressly permitted by the terms of this Agreement.

“Representative Expenses” has the meaning ascribed to such term in Section 4.08(b).

“Representatives” has the meaning ascribed to such term in the definition of “Confidential Information.”

“RG” shall mean Robert Greenberg.

“Secondary Indemnitors” has the meaning ascribed to it in Section 6.03(f).

“Securities” means, with respect to any Person, (a) any Equity Securities or (b) any debt securities.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Specified Legacy Member” means (a) any Legacy Member who is a Legacy Class B Member and (b) any Legacy Member who is (i) an executive officer or (ii) an employee above the Senior Vice President level, in each case, of Marten PubCo or any of its Subsidiaries as of the date of the Merger Agreement or the Effective Date.

“Subject Units” has the meaning ascribed to it in Section 9.09(a).

“Subsidiary” of any Person means (a) a corporation of which more than 50% of the combined voting power of the outstanding voting Equity Securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

“Successor-in-Interest” means, with respect to any Member that is a natural Person, the legal representative, administrator, trustee, curator, heir, legatee, successor, assignee, successor-in-interest or other Person who has either legal title or has been conferred, by a court of competent jurisdiction, primary representative or administrative responsibility with respect to, such Person’s Units as a result of such Person’s death or incompetence (as declared by a court of competent jurisdiction) or as otherwise required by Applicable Law (including by reason of a separation agreement or divorce, equitable or community or marital property distribution, judicial decree or other court order relating to the division or partition of property between spouses) as determined by a court of competent jurisdiction.

“Support Agreement” has the meaning set forth in the Merger Agreement.

“Tag-Along Notice” has the meaning ascribed to it in Section 9.06(a).

“Tag-Along Notice Period” has the meaning ascribed to it in Section 9.06(c).

“Tag-Along Offer” has the meaning ascribed to it in Section 9.06(b).

“Tag-Along Portion” means, with respect to any Member and for any Tag-Along Sale, (i) the Units owned by such Member immediately prior to such Tag-Along Sale, multiplied by (ii) a fraction (A) the numerator of which is the number of Units proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale and (B) the denominator of which is the aggregate number of Units owned by the Tag-Along Seller immediately prior to such Tag-Along Sale.

“Tag-Along Right” has the meaning ascribed to it in Section 9.06(c).

“Tag-Along Sale” has the meaning ascribed to it in Section 9.06(a).

“Tag-Along Seller” has the meaning ascribed to it in Section 9.06(a).

“Tagging Person” has the meaning ascribed to it in Section 9.06(c).

“Transfer” means, with respect to any Company Securities, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, Encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, Encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing; provided, that an Upstairs Transfer shall not constitute a “Transfer”. “Transferred” and “Transferring” shall have correlative meanings.

“Unit(s)” has the meaning ascribed to it in Section 2.01(b).

“Unwinding Event” has the meaning ascribed to it in Section 9.02(b).

“Upstairs Transfer” means a Transfer of Equity Securities of any 3G Member by any limited partner or other passive investor thereof; provided, that such Transfer (a) is not directed or coordinated by a 3G Member, and (b) is not undertaken for the purpose of circumventing the requirements of Section 9.06.

Section 1.02 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “order” will refer to any decree, judgment, injunction or other order in any Legal Proceedings by or with any Governmental Authority. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(j) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(k) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(l) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement.

(m) Except as otherwise expressly set forth in this Agreement, references to “pro rata” in this Agreement mean on a pro rata basis in accordance with the Member Percentages.

ARTICLE 2

ORGANIZATIONAL MATTERS AND GENERAL PROVISIONS

Section 2.01 Formation.

(a) The Company was formed as a Delaware limited liability company on April 28, 2025 by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the provisions of the Act on April 28, 2025.

(b) The Company shall initially have two classes of units, designated, respectively, as Common Units and Class P Units (collectively, the “Units” and each, a “Unit”). Each Common Unit shall be entitled to one vote. The Class P Units shall have the same rights and obligations as the Common Units; provided, that each Class P Unit shall be equivalent to 2.9655 Common Units and may be subject to service-based or performance-based vesting criteria as may be set forth in the applicable award agreement pertaining to such Class P Unit. A Unit shall for all purposes be personal property.

(c) Upon the execution and delivery of this Agreement or a counterpart to this Agreement, each Initial Member shall hold the number of Units set forth opposite the name of such Member on Exhibit A in the columns entitled “Number of Common Units” and “Number of Class P Units”, respectively.

(d) This Agreement amends, restates and supersedes in its entirety the Pre-Closing Limited Liability Company Agreement.

Section 2.02 Name. The name of the Company as of the date hereof is “Beach Acquisition Co Parent, LLC” and its business shall be carried on in this name with such variations and changes or in such other trade names as the Board reasonably deems necessary or appropriate. Subject to the terms and conditions of this Agreement, the Board shall have the power at any time to change the name of the Company in its reasonable discretion.

Section 2.03 Principal Place of Business. The principal place of business of the Company shall be located at 600 Third Avenue, 37th Floor, New York, NY 10016, or such other location as determined by the Board. The Company may also maintain such other office or offices at such other locations as the Board may reasonably determine from time to time.

Section 2.04 Registered Agent. The Company’s registered agent and office in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.

Section 2.05 Purpose and Powers of the Company.

(a) The Company is formed for the object and purpose of engaging in any and all lawful activities permitted under the Act.

(b) Subject to the terms and conditions of this Agreement, the Company shall have the power and authority to take any and all actions that limited liability companies may take under the Act and that are necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in this Section 2.05. Without limiting the foregoing, the Company may in furtherance of its business and operations carry out its objectives and accomplish its purposes as principal or agent, directly or indirectly, alone or with associates, or as a member, stockholder, partner or participant in any firm, association, trust, corporation, partnership or other entity.

(c) The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Board and maintaining its books and records on a current basis separate from that of any Affiliate of the Company.

Section 2.06 Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware and shall continue in full force and effect in perpetuity; provided, that this Agreement may be terminated and the Company may be dissolved in accordance with the provisions of this Agreement and the Act.

Section 2.07 Filings; Qualification in Other Jurisdictions. The Company shall prepare, following the execution and delivery of this Agreement, any documents required to be filed or, in the Board’s or an authorized executive officer’s view, appropriate for filing under the Act, and the Company shall cause each such document to be filed in accordance with the Act, and, to the extent required by Applicable Law, to be filed and recorded, or notice thereof to be published, in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Board may cause or authorize an executive officer to cause the Company to be qualified or registered under assumed or fictitious name statutes or similar Applicable Laws in any jurisdiction in which the Company transacts business where the Company is not currently so qualified or registered. Each executive officer shall execute, deliver and file any such documents (and any amendments or restatements thereof) necessary for the Company to accomplish the foregoing. The Board may appoint any other authorized persons to execute, deliver and file any such documents.

Section 2.08 Company Property. All property of the Company, both tangible and intangible, shall be deemed to be owned by the Company as an entity. A Member has no interest in specific Company property.

Section 2.09 Transactions with Members and Directors. Subject to the terms and conditions of this Agreement (including Section 4.08), any Member or Director may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Company and, subject to Applicable Law and the terms and conditions of this Agreement, shall have the same rights and obligations with respect to such matter as a Person who is not a Member or Director, and any Member and the members, shareholders, partners and Affiliates thereof shall be able to transact business or enter into agreements with the Company to the fullest extent permissible under the Act.

ARTICLE 3

CAPITAL CONTRIBUTIONS

Section 3.01 Capital Contributions. In connection with the transactions contemplated by the Merger Agreement, Each of the Initial Members has made or is deemed to have made (or one or more of their Affiliates has made or is deemed to have made) certain capital contributions to the Company as of the Closing Date (the “Initial Capital Contributions” and such capital contribution made by each Initial Member, its “Initial Capital Contribution”). No Member shall be required or entitled to make any additional Capital Contributions, or to make any loans or any other extension of credit, to the Company for any reason.

Section 3.02 Issuance of Units.

(a) All Units in respect of the Initial Capital Contributions have been duly authorized and issued, and the authorization and issuance of such Units is hereby ratified. No additional Units shall be issued by the Company after the date of this Agreement in respect of any Initial Capital Contributions.

(b) Subject to Section 4.07 and any other terms and provisions of this Agreement, the Board may authorize the Company to issue additional Units or create and issue new series, types or classes of equity interests in the Company with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as the Board may reasonably determine, and authorize obligations, evidences of indebtedness or other securities or interests of the Company convertible or exchangeable into Units or other equity interests in the Company and warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company, in each case, to any Person in such amounts and on such terms as so approved by the Board. The Company may issue whole or fractional Units or other equity interests in the Company. In the event the Company issues any equity interests (other than Units that are authorized for issuance in this Agreement at such time) in accordance with the terms of this Agreement, this Agreement will be appropriately amended to reflect the terms of such other equity interests and the issuance thereof.

Section 3.03 Certificates. Unless and until the Board shall determine otherwise, the Units shall be uncertificated and recorded in the books and records of the Company. In the sole discretion of the Board or a duly authorized committee thereof, any or all of the issued and outstanding Units may be represented by certificates.

Section 3.04 Withdrawal of Capital.

(a) No Member shall be entitled to withdraw any part of its Capital Contributions or to receive any distribution from the Company, except as expressly provided herein. Under circumstances requiring the return of any Capital Contribution, no Member shall have the right to demand or receive property other than cash. No Member shall have the right to cause the sale of any Company asset. No Member shall have any right to receive any salary or draw with respect to its Capital Contributions or for services rendered on behalf of the Company or otherwise in its capacity as a Member.

(b) No Member shall have any liability for the return of the Capital Contributions of any other Member. Except as otherwise required by Applicable Law, no Member shall be required to make up a deficit or negative balance in its Capital Account (including upon and after dissolution of the Company). No Member shall have priority over any other Member either as to the return of the amount of such Member’s Capital Contributions or as to any allocation of any item of income, gain, loss, deduction or credit of the Company (except to the extent granted by Company Securities hereinafter approved by the Board pursuant to Section 3.02(b)).

Section 3.05 Maintenance of Capital Accounts.

(a) The Company shall maintain a separate capital account for each Member (each, a “Capital Account”).

(b) Upon a Transfer of the Units of any Member in accordance with the terms of this Agreement, the transferee Member shall succeed to the Capital Account of the Transferring Member which is attributable to such Units.

Section 3.06 No Interest. No interest shall be paid on Capital Contributions or on the balance in a Member’s Capital Account.

ARTICLE 4

CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS

Section 4.01 Members. The Members of the Company and their respective Units, Member Percentages, and addresses and other contact information for the purposes of Section 13.15 are listed on Exhibit A attached hereto. The Board shall amend Exhibit A from time to time promptly following any changes in any of such information in accordance with the terms of this Agreement. The Members shall have only such rights and powers as are granted to them pursuant to the express terms of this Agreement and, unless otherwise provided herein, the Act.

Section 4.02 No Action on Behalf of the Company. No Member (in its capacity as such) shall have any authority to take any action on behalf of or in the name of the Company, or to enter into any commitment or obligation binding upon the Company, except for actions expressly authorized by the terms of this Agreement or by resolution of the Board in accordance with this Agreement.

Section 4.03 No Right to Withdraw. Except in connection with the Transfer of Units in accordance with the terms of this Agreement such that the Transferring Member no longer holds any Units, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company, and any such resignation or withdrawal or attempted resignation or withdrawal shall be null and void. A resigning Member shall not be entitled to a distribution of the fair value of its Interests under Section 18-604 of the Act.

Section 4.04 Member Approval Rights. Except as otherwise expressly set forth in this Agreement or as required by Applicable Law, the Members shall have no right to vote on any matter and hereby expressly waive any right to vote that can be waived.

Section 4.05 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

Section 4.06 Liability. Except as otherwise set forth herein or in the Merger Agreement, or as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company or for any losses of the Company solely by reason of being a Member or acting as a Director or Officer.

Section 4.07 Preemptive Rights.

(a) Other than for issuances of Equity Securities contemplated in Section 4.07(f), subject to applicable securities laws, the Company shall give the Members written notice (an “Issuance Notice”) of any proposed issuance by the Company of any Equity Securities at least fifteen Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Equity Securities are to be issued and the other material terms of the issuance (including the terms of the Equity Securities proposed to be issued) and the number of Equity Securities each Member is entitled to subscribe for in accordance with this Section 4.07(a). Subject to Section 4.07(f), each of the Members shall be entitled to subscribe for (or to cause its Permitted Transferees to subscribe for) up to its respective Member Percentage of the Equity Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) If any Member desires to subscribe for or to have any of its Permitted Transferees subscribe for any or all of its Member Percentage of the Equity Securities specified in the Issuance Notice, it shall deliver a written notice to the Company (each a “Preemptive Rights Exercise Notice”) of its election to subscribe for such Equity Securities within ten Business Days of receipt of the Issuance Notice. The Preemptive Rights Exercise Notice shall specify the number (or amount) of Equity Securities to be subscribed for by such party or its Permitted Transferees and shall constitute exercise by such party of its rights under this Section 4.07 and a binding agreement of such party or such party’s applicable Permitted Transferees to subscribe for, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Equity Securities specified in the Preemptive Rights Exercise Notice, with such subscription and issuance to be consummated as promptly as reasonably practicable. If, at the termination of such ten Business Day period, any Member shall not have delivered a Preemptive Rights Exercise Notice to the Company, such party shall be deemed to have waived all of its rights under this Section 4.07 with respect to the subscription for such Equity Securities.

(c) The Company shall have sixty days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities that the Members have not elected to subscribe for at a price equal to or greater than the price specified in the Issuance Notice and otherwise upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided, that, if any Governmental Approvals are required in connection with such issuance, such sixty-day period shall be extended until the expiration of five Business Days following the date on which all Governmental Approvals are obtained and any applicable waiting periods under Applicable Law have expired or been terminated, but in no event will such period be extended for more than an additional ninety days. If the Company proposes to issue any such Equity Securities after such sixty-day (or longer, as permitted by the preceding sentence) period, it shall again comply with the procedures set forth in this Section 4.07.

(d) At the consummation of the issuance of such Company Securities the Company shall amend Exhibit A to reflect such issuance.

(e) Notwithstanding anything contained in this Section 4.07, the closing date of any proposed issuance of Equity Securities to which this Section 4.07 applies may, in the Company’s discretion, occur prior to the delivery of the Issuance Notice or prior to the expiration of the fifteen Business Day period contemplated by Section 4.07(a); provided, that in such case each Member shall (other than those who elected to purchase the Equity Securities on such closing date) continue to have the right to exercise its rights under this Section 4.07 by delivering an exercise notice within ten Business Days after receipt of the Preemptive Rights Exercise Notice pursuant to Section 4.07(b) to acquire from the Company the number and type of Equity Securities at the price and on the terms specified in the Preemptive Rights Exercise Notice; provided further, that in lieu of the Company issuing such Equity Securities, such Member may, in the Board’s discretion, receive such Equity Securities in a secondary offering from the Members who elected to purchase the Equity Securities on such closing date (pro rata from such Members).

(f) Notwithstanding the foregoing and any other provision of this Section 4.07, no Member shall be entitled to subscribe for Equity Securities under this Section 4.07 in connection with issuances of Equity Securities (i) to employees of the Company or any of its Subsidiaries pursuant to employee benefit plans, incentive equity plans or other arrangements approved by the Board in accordance with the terms of this Agreement, (ii) to any Person that is not a Member or a Permitted Transferee thereof as consideration in any acquisition, investment, merger, amalgamation, consolidation or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved by the Board in accordance with this Agreement or (iii) in respect of any split, distribution or recapitalization of the Company, each of which must be offered, on a pro rata, pari passu basis, to each Member with respect to such Member’s Units. Subject to Section 4.07(e), the Company shall not be obligated to consummate any proposed issuance of Equity Securities, nor be liable to any Member if the Company has not consummated any proposed issuance of Equity Securities, pursuant to this Section 4.07 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Preemptive Rights Exercise Notices in respect of such proposed issuance.

(g) This Section 4.07 shall not apply in connection with, and shall terminate upon, an IPO.

Section 4.08 Legacy Member Representative.

(a) The parties hereby agree that it is desirable to designate the Legacy Member Representative to act on behalf of each of the Legacy Members in respect of Section 9.09 and Section 13.04 (including the full power and authority on each Legacy Member’s behalf to execute and deliver on behalf of such Legacy Member any amendment or waiver hereto, and to do each and every act and exercise any and all rights which such Legacy Members are permitted or required to do or exercise under Section 9.09 and Section 13.04). The Legacy Member Representative shall initially be [•], until his resignation, removal, death, incapacity, illness or other inability to act (or in the case of a Legacy Member Representative that is a non-natural Person, bankruptcy or dissolution of such Person). The Legacy Member Representative may resign at any time by written notice to the Board, and the Legacy Member Representative may be removed upon the prior written consent of a majority in interest of the Units held by all of the Legacy Members. In the event of the resignation, removal, death, incapacity, illness or other inability to act of the Legacy Member Representative (or in the case of a Legacy Member Representative that is a non-natural Person, bankruptcy or dissolution of such Person), a successor to such position shall be a Legacy Member designated by the consent of a majority in interest of the Units held by all of the Legacy Members, and such successor shall be subject to the approval of the 3G Holdco. The Legacy Member Representative shall have such powers and authority as are necessary or appropriate to carry out the functions assigned to it under this Agreement and in any other document delivered in connection herewith. The designation of the Legacy Member Representative shall not be affected by the death, incapacity, illness or other inability to act of any of the Legacy Members (or in the case of a Legacy Member that is a non-natural Person, bankruptcy or dissolution of such Person). Notwithstanding anything to the contrary in this Agreement, effective immediately at such time as the Legacy Members cease to own any Company Securities, (i) the designation of the Legacy Member Representative hereunder shall terminate and the Legacy Member Representative shall be deemed to be removed without any further action by any party, and (ii) the Legacy Members shall no longer be entitled to designate or appoint a Legacy Member Representative pursuant to this Section 4.08.

(b) The Board and the 3G Members shall be entitled to rely on any actions taken by the Legacy Member Representative without independent inquiry into the capacity of the Legacy Member Representative to so act and shall have no liability to the Legacy Members in connection therewith. All actions, notices, communications and determinations by or from the Legacy Member Representative to carry out such functions shall conclusively be deemed to have been authorized by, and shall be binding upon, the Legacy Members. Neither the Legacy Member Representative nor any of its agents or representatives shall have any liability to the Legacy Members with respect to actions taken or omitted to be taken by the Legacy Member Representative in such capacity (or any of its officers, directors, employees, agents or representatives in connection therewith), except with respect to the Legacy Member Representative’s gross negligence or willful misconduct. Neither the Legacy Member Representative nor any of its agents or representatives shall have any liability to the Company or the Board as a result of serving in such capacity or otherwise under this Agreement, except with respect to the Legacy Member Representative’s gross negligence or willful misconduct. The Legacy Member Representative shall not be required to follow any direction from the Legacy Members, and shall be under no obligation to take any action in its capacity as Legacy Member Representative based upon any direction from the Legacy Members. The Legacy Member Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Legacy Member Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Legacy Member Representative (for itself and its officers, directors, employees, agents and representatives) shall be entitled to full reimbursement for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, experts and other agents and consultants) incurred by the Legacy Member Representative in such capacity (or any of its agents or representatives in connection therewith), and to full indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Legacy Member Representative (except for those arising out of the Legacy Member Representative’s gross negligence or willful misconduct), including the costs and expenses of investigation and defense of claims, in each case from the Legacy Members on a pro rata basis (collectively, the “Representative Expenses”). The Company may (x) deduct from, and set off against, any distribution or other amount otherwise due or payable to a Legacy Member (or former Legacy Member) by the Company pursuant to this Agreement, the amount of any Representative Expenses on a pro rata basis, and (y) pay to the Legacy Member Representative such amount of deducted Representative Expenses to an account specified in writing by the Legacy Member Representative. The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the Legacy Member Representative or any Legacy Member for any purpose of applicable law. Neither the Legacy Member Representative nor any of its Affiliates shall owe any fiduciary or other duty to any Legacy Member.

(c) Notwithstanding Section 5.01 or anything else contained in this Agreement to the contrary, the Company shall not, and shall cause its Subsidiaries not to (as applicable): (i) enter into or modify (including by waiver of any material rights or acceleration of any material obligations of the Company Group) any Related Person Transaction, (ii) redeem or repurchase, or consummate any split, combination, subdivision, reclassification or other recapitalization transaction with respect to, any outstanding Units or other Equity Securities of the Company, other than on a pro rata, pari passu basis in respect of all such Units and other Equity Securities (other than in respect of repurchases of Equity Securities from service providers of the Company Group upon cessation of service), (iii) declare or make any distributions of cash or other property to the Members other than on a pro rata, pari passu basis in respect of all Units held by the Members, or (iv) enter into or consummate any merger or similar transaction which constitutes a Change of Control that does not comply with Section 9.08 as if such merger or other transaction were a Drag-Along Sale, in each case of the foregoing clauses (i) through (iv), without the prior written consent of the Legacy Member Representative.

ARTICLE 5

BOARD AND OFFICERS

Section 5.01 Board.

(a) The property, affairs and business of the Company shall be managed by or under the direction of the Board (which shall be deemed the “manager” of the Company for all purposes under the Act), except as otherwise expressly provided in this Agreement and in accordance with Applicable Law. The Board shall be made up of the number of natural Persons (who need not be Members) (each, a “Director”) as specified in this Agreement. No Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement or as follows from the Act or the Certificate of Formation; provided, that each Director shall have the rights enjoyed by directors of corporations incorporated in the State of Delaware under Section 220(d) of the Delaware General Corporation Law as if the Company was a “corporation” and the Director was a “director”, in each case, under that Section. All actions of the Company to be taken on or on behalf of the Company shall require the approval of a majority of votes cast at a meeting of the Board. The Board may delegate its authority to manage the property, affairs and business of the Company to one or more committees of the Board consisting of one or more Directors.

(b) The Board shall be made up of such number of Directors as may be determined by the 3G Holdco. For so long as a Legacy Member Representative is serving in such capacity, the Legacy Member Representative shall serve as a Director, and the 3G Holdco shall be entitled to appoint the remaining Directors (each, a “3G Director”) to the Board.

(c) Each Director shall hold such position until his or her successor is appointed or until his or her earlier death, disability, resignation or removal by, as applicable, the 3G Holdco or the Legacy Members.

(d) The Board, by taking action in accordance with this Article 5, shall have the power, discretion and authority on behalf and in the name of the Company to carry out any and all of the objects and purposes of the Company contemplated by this Agreement and to perform or authorize all acts which it may reasonably deem necessary or advisable in connection therewith.

(e) Each Director will serve without compensation from the Company. Each Director shall be entitled to reimbursement for reasonable and necessary documented out-of-pocket expenses incurred by such Director during the course of conducting the Company’s business.

(f) No Director (acting in his or her capacity as such) shall have any right or authority to act on behalf of or to bind the Company with respect to any matter except pursuant to a resolution authorizing such action, which resolution is duly adopted by the Board by the affirmative vote required for such matter pursuant to the terms of this Agreement.

Section 5.02 Removal and Resignation.

(a) Notwithstanding anything in this Agreement to the contrary, the 3G Holdco shall at all times have the exclusive right to remove, with or without cause, any 3G Director designated by the 3G Holdco, upon the giving of written notice to such 3G Director and the Board.

(b) Any Director may resign by written notice to the Board. Unless otherwise specified therein, a Director’s resignation shall take effect upon delivery. Vacancies created on the Board resulting from the death, disability, resignation or removal of a 3G Director shall be filled by the 3G Holdco, with such appointment to become effective immediately upon delivery of written notice of such appointment to the other Members and the Company. Vacancies created on the Board resulting from the death, disability, resignation or removal of the Legacy Member Representative shall be filled by the appointment of a successor Legacy Member Representative in accordance with Section 4.08, with such appointment to become effective immediately upon delivery of written notice of such appointment to the 3G Members and the Company.

Section 5.03 Meetings.

(a) Meetings of the Board or any committee thereof shall be held at such place, date and time as the Board or committee may reasonably designate. Special meetings of the Board or any committee thereof may be called at any time by any Director in accordance with the terms of this Section 5.03.

(b) Notice of such meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each applicable Director by telephone, electronic mail or facsimile no less than three Business Days before the date of the meeting. Notice of any meeting may be waived by any Director. Presence at the meeting shall constitute waiver of any deficiency of notice, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

(c) The presence in person or by proxy of a number of Directors equal to a majority of the Board or any committee thereof, as applicable, shall constitute a quorum for the conduct of business at any meeting of the Board or committee (a “Quorum”). If a Quorum shall not be present at any such meeting, the Directors present shall adjourn the meeting and promptly give notice of when it will be reconvened.

(d) Members of the Board may participate in a meeting of the Board or any committee thereof by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear, and be heard by, one another. Participation in a meeting pursuant to this Section 5.03(d) shall constitute presence in person at such meeting pursuant to Section 5.03(c) and shall constitute a waiver of any deficiency of notice, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not called or convened in accordance with this Agreement.

(e) Each Director shall be entitled to cast one vote with respect to each matter brought before the Board (or any committee thereof of which such Director is a member) for approval. Except as otherwise provided by this Agreement, the affirmative vote of a majority of the Directors in attendance at any meeting at which a Quorum is present shall be required to authorize any action by the Board or committee and shall constitute the action of the Board or committee for all purposes.

(f) The Board or any committee thereof may establish other reasonable provisions and procedures relating to the governance of its meetings that are not in conflict with the terms of this Agreement.

Section 5.04 Action Without a Meeting. Notwithstanding Section 5.01 and Section 5.03, on any matter requiring an approval or consent of the Board under this Agreement or the Act, the Board or any committee thereof may take such action without a meeting, without notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors constituting the Board. Approval of any such action by email confirmation shall constitute consent in writing for purposes of this Section 5.04.

Section 5.05 Officers; Designation and Election of Officers; Duties. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as officers of the Company, with titles including

“chief executive officer,” “chief financial officer,” “president,” “vice president,” “treasurer,” “secretary,” “general counsel,” “chief compliance officer” and “director,” as and to the extent authorized by the Board (each, an “Officer” and collectively, the “Officers”). Any number of offices may be held by the same Person. In the Board’s reasonable discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be Members. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 5.06 Removal of Officers; Vacancies. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board or any authorized committee thereof. Vacancies may be filled by approval of the Board or any authorized committee thereof. Designation of any Person as an Officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

Section 5.07 Other Powers and Duties. Except as provided in this Agreement, the Officers of the Company shall have such authority and perform such duties in the management of the Company as may be reasonably prescribed by the Board and, to the extent not so prescribed, as generally pertain to their respective offices in a company formed under the laws of the State of Delaware, subject to the control of the Board or any authorized committee thereof.

Section 5.08 Officers as Agents; Reliance by Third Parties.

(a) The Officers, to the extent of their powers set forth in this Agreement or in a resolution of the Board or authorized committee thereof, are agents of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company.

(b) Any Person dealing with the Company may rely upon a certificate signed by any officer as to: (i) the identity of any Member, Director or Officer; (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by Members, the Board or Officers or in any other manner germane to the affairs of the Company; (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; (iv) the authenticity of any copy of this Agreement and amendments hereto; (v) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or, solely with respect to the activities of the Company, any Member; and (vi) the authority of the Board, any Officer, or any employee or agent of the Company.

ARTICLE 6

EXCULPATION AND INDEMNIFICATION

Section 6.01 No Fiduciary Duties.

(a) To the fullest extent permitted by Applicable Law and except as expressly contemplated by this Agreement (including Section 10.03), no Member, Officer, or Director shall have any duty (including any fiduciary duty) otherwise applicable at Applicable Law or in equity to the Company, any Member, any Director or to any other Person with respect to or in connection with the Company or the Company’s business or affairs and no implied duties, covenants, functions, responsibilities, liabilities or obligations of any Member, Officer or Director in his capacity as such shall be read into this Agreement except as required by Applicable Law.

(b) Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party, the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination, each Director shall take such action or make such decision or determination in its sole and absolute discretion, unless another standard is expressly set forth herein or therein. Whenever in this Agreement or any other agreement contemplated herein the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, each Director shall be entitled to consider such interests and factors as such Director desires (including, the interests of such Director’s appointing Members, Affiliates, employer, partners and their Affiliates).

(c) Whenever in this Agreement or any other agreement contemplated herein or to which the Company is a party the Board (or any committee thereof) is permitted or required to take any action or to make a decision or determination in its “good faith” or under another express standard, each Director shall act under such express standard and, to the extent permitted by Applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or to which the Company is a party, and, notwithstanding anything contained herein to the contrary, so long as such Director does not with such action breach the implied covenant of good faith and fair dealing (in each case, as determined by a court of competent jurisdiction), the resolution, action or terms so made, taken or provided by the Board (or any committee thereof) shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon such Director or any of such Director’s appointing Members, Affiliates, employees, agents or representatives and shall be final, conclusive and binding on the Company and the Members. With respect to any action taken or decision or determination made by any Director or the Board (or any committee thereof), it shall be presumed that each Director and the Board (or such committee thereof) acted in good faith and in compliance with this Agreement and Applicable Law and any Person bringing, pleading or prosecuting any claim with respect to any action taken or decision or determination made by the Board (or any committee thereof) shall have the burden of overcoming such presumption by clear and convincing evidence; provided, that for the avoidance of doubt, this sentence shall not be deemed to increase or place any duty (including any fiduciary duty) on the Board or its Directors. In all actions taken by the Board, the Board and each Director shall have all of the protections and defenses afforded boards of directors (and their members) of Delaware corporations, including protections under case law and the “business judgment rule.”

(d) To the extent that, at Applicable Law, in equity, or pursuant to this Agreement, any Member, Director or Officer owes any duties (including fiduciary duties) and liabilities relating thereto to the Company, such Member, Director or Officer shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected by or on behalf of the Company, or the Board, in each case, as to matters which such Member, Director or Officer reasonably believes to be within such other Person’s competence. Neither the amendment nor repeal of this Section 6.01, nor the adoption of any other provision to this Agreement, nor, to the fullest extent permitted by the Act, the Certificate of Formation or any modification of Applicable Law, shall eliminate or reduce the effect of this Section 6.01 in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

(e) Notwithstanding any duty otherwise existing at Applicable Law or in equity, to the fullest extent permitted by Applicable Law, no Director shall have any duty to disclose to the Company or the Board Confidential Information of the Member that designated such Director or any of their respective Affiliates in such Director’s possession, even if it is material and relevant information to the Company or the Board and, in any case, such Director shall not be liable to the Company or the other Members or their Affiliates for breach of any duty (including the duty of loyalty or any other fiduciary duties) as a Director by reason of such lack of disclosure of such Confidential Information; provided, that such Director believes in good faith that its disclosure of such information would be prohibited by a confidentiality agreement with, or fiduciary duty to, another Person or under competition laws or other Applicable Law.

(f) This Section 6.01 shall not in any way affect, limit or modify any Officer’s or employee’s liabilities or obligations under any employment agreement, consulting agreement, confidentiality agreement, noncompete agreement, nonsolicit agreement or any similar agreement with the Company or any of its Subsidiaries.

Section 6.02 Exculpation.

(a) Notwithstanding any other provisions of this Agreement, whether express or implied, and to the fullest extent permitted by Applicable Law, none of the Members, Directors, or any officers, directors, stockholders, partners, members, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates (each, a “Specified Person” and collectively, the “Specified Persons”) nor any former Specified Person of any member of the Company Group shall be liable to the Company or its Subsidiaries or to any other Person that is a party hereto or is otherwise bound hereby for any expenses, losses, damages or claims arising from such Specified Person’s act or failure to act with respect to or in connection with the Company Group or the Company Group’s business or affairs (without prejudice to rights and remedies available for breaches of this Agreement or the Merger Agreement, in accordance with the terms of such agreement if applicable), except in the case of such Specified Person’s fraud, bad faith, willful misconduct or gross negligence (as determined by a court of competent jurisdiction). A Specified Person shall not, to the fullest extent permitted by Applicable Law, be liable to the Company or any Member or any other Person that is a party hereto or is otherwise bound hereby, for any expenses, losses, damages or claims incurred in relation to the affairs of the Company solely in such Specified Person’s capacity as such, except in the case of such Specified Person’s fraud, bad faith, willful misconduct or gross negligence (as determined by a court of competent jurisdiction).

(b) Notwithstanding the foregoing, other than in the case of fraud, bad faith, willful misconduct or gross negligence (as determined by a court of competent jurisdiction), no Specified Person shall have any liability hereunder for any punitive damages or any damages that are not reasonably foreseeable.

(c) The Company shall also have the power to exculpate, to the same extent set forth in this Section 6.02, employees of the Company or its Subsidiaries who are not Specified Persons and agents of the Company or its Subsidiaries.

Section 6.03 Indemnification.

(a) Each Specified Person and any former Specified Person of any member of the Company Group (and the heirs, executors or administrators of such Person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was an Specified Person, in each case, acting in their capacities as such, and such action, suit or proceeding relates to an act or omission of such Specified Person acting in its capacity as such, shall, except to the extent caused by such Specified Person’s fraud, bad faith, willful misconduct or gross negligence (as determined by a court of competent jurisdiction), be indemnified and held harmless by the Company to the fullest extent permitted by Applicable Law (including indemnification for acts or omissions constituting negligence or breach of duty); provided, that the foregoing indemnification shall not be available to a Member in the case of an action, suit or proceeding brought by a Member or its Affiliates or any other party to this Agreement against such Member or its Affiliates.

(b) The right to indemnification conferred in this Section 6.03 shall also include the right to be paid by the Company the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent authorized by Applicable Law; provided, that the payment of such expenses in advance of the final disposition of an action, suit or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the applicable Specified Person to repay all amounts so paid in advance if it shall ultimately be determined that such Specified Person is not entitled to be indemnified under this Section 6.03 or otherwise.

(c) The rights to indemnification and advancement conferred in this Section 6.03 constitute contract rights.

(d) Notwithstanding the foregoing provisions of this Section 6.03, the Company shall indemnify an Specified Person in connection with a proceeding (or part thereof) initiated by such Specified Person only if such proceeding (or part thereof) was authorized by the Board; provided, however, that an Specified Person shall be entitled to reimbursement of his or her reasonable and documented counsel fees with respect to a proceeding (or part thereof) initiated by such Specified Person to enforce his or her right to indemnity or advancement of expenses under the provisions of this Section 6.03 to the extent that the Specified Person is successful on the merits in such proceeding (or part thereof).

(e) The Company shall also have the power to indemnify and hold harmless, to the same extent set forth in this Section 6.03, employees of the Company or its Subsidiaries who are not Specified Persons and agents of the Company or its Subsidiaries.

(f) The Company and the Members hereby acknowledge that each Specified Person may have certain rights to indemnification, advancement of expenses or insurance provided by third parties other than the Company and any of its direct or indirect Subsidiaries (such third parties collectively, the “Secondary Indemnitors”). The Company and the Members hereby agree and acknowledge that the Company is the indemnitor of first resort with respect to the Specified Persons in connection with their rights to indemnification and advancement of expenses set forth in this Section 6.03 (i.e., the Company’s obligations to the Specified Persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide insurance or indemnification for the same expenses or liabilities incurred by the Specified Persons are secondary). The Company and the Members further agree that no payment by the Secondary Indemnitors on behalf of the Specified Persons with respect to any claim for which the Specified Persons are entitled to indemnification or advancement from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution or to be subrogated to the extent of such payment to all of the rights of recovery of the Members in their capacities as Specified Persons against the Company.

(g) The Company may, by action of the Board, provide indemnification to such officers, employees and agents of the Company or other Persons who are or were serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to such extent and to such effect as the Board shall reasonably determine to be appropriate.

Section 6.04 Survival. Notwithstanding any provision of this Agreement to the contrary, the provisions of this Article 6 shall survive the termination, voluntary or involuntary, of the status of a Member as such, the termination, voluntary or involuntary, of the status of any Specified Person or other Person as to whom the provisions of this Article 6 apply as such and the termination of this Agreement or dissolution of the Company.

Section 6.05 Entry Into Force. The provisions of this Article 6 shall be applicable to any action, suit or proceeding commenced after the date of this Agreement against any Specified Person arising from any act or omission of such Specified Person acting in its capacity as such, whether occurring before or after the date of this Agreement. No amendment to or repeal of this Article 6, or, to the fullest extent permitted by Applicable Law, any amendment of Applicable Law, shall have any effect on the rights provided under this Article 6 with respect to any act or omission occurring prior to such amendment or repeal.

Section 6.06 No Exclusivity. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article 6 on the Board shall not be exclusive of any other rights to which any Person may be entitled (including under a separate indemnification agreement for each of the Directors), including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such Person under the provisions of this Article 6. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including creation of trust funds or security interests funded by letters of credit or other means) reasonably approved by the Board (whether or not any of the Members, Directors or Officers shall be a party to or beneficiary of any such agreements or arrangements); provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article 6 or Applicable Law.

Section 6.07 Assets for Indemnification. Any indemnity under this Article 6 shall be provided solely out of, and only to the extent of, the Company’s assets, and no Member or Affiliate of any Member shall be required directly to indemnify any Specified Person pursuant to this Article 6.

Section 6.08 Covered Parties. None of the provisions of this Article 6 shall be deemed to create any rights in favor of any Person other than Specified Persons and any other Person to whom the provisions of this Article 6 expressly apply. The parties acknowledge and agree that the Specified Persons are intended third-party beneficiaries of this Agreement, and this Agreement shall inure to the benefit of and be enforceable by them and their successors and assigns.

ARTICLE 7

ACCOUNTING, TAX, FISCAL AND LEGAL MATTERS

Section 7.01 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year or on such other day as may be fixed from time to time by resolution of the Board (the “Fiscal Year”).

Section 7.02 Bank Accounts. In the absence of instructions from the Board to the contrary, an authorized officer of the Company shall determine the institution or institutions at which the Company’s bank accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

Section 7.03 Books of Account and Other Information. The Company shall prepare and maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. All questions of accounting shall be determined by the Board or a committee or officer authorized by the Board to make such determination.

Section 7.04 Auditors. The Company Auditors shall be such firm of certified independent public accountants as shall be selected by the Board in its reasonable discretion and in accordance with the provisions of this Agreement.

Section 7.05 Certain Tax Matters.

(a) Subject to Section 7.05(b), all decisions regarding tax elections and other tax-related decisions required to be made by the Company or any of its Subsidiaries shall be made by the Board.

(b) It is the intention of the Company to be treated as a corporation for U.S. federal income tax purposes. Neither the Company, the Board nor the Members (i) shall make or change any election to treat the Company other than as a corporation for U.S. federal income tax purposes or (ii) otherwise make any change to the Company which could cause the Company to be treated other than as a corporation for U.S. federal income tax purposes.

ARTICLE 8

OWNERSHIP AND DISTRIBUTIONS

Section 8.01 Member Percentages of the Members. The Member Percentage of each Member shall be indicated on Exhibit A, as amended from time to time.

Section 8.02 Distributions. The Board may (but shall not be obligated to) direct the Company to make distributions to the Members at any time or from time to time, and in amounts of any of the Company’s assets available therefor, as determined by the Board in its sole and absolute discretion to be appropriate. All distributions shall be made to the Members on a pro rata basis.

Section 8.03 Distributions in Kind. No Member has any right to demand or receive property other than cash.

Section 8.04 Limitations on Distributions. Notwithstanding anything in this Agreement to the contrary, no distribution shall be made in violation of the Act or other Applicable Law.

ARTICLE 9

TRANSFER RESTRICTIONS AND ADDITIONAL MEMBERS

Section 9.01 Restrictions on Transfers. Subject to Section 9.06, any 3G Member may Transfer or permit a Transfer of (whether by merger, operation of law or otherwise and whether in a single transaction or a series of related transactions) any Units held by it. Subject to Section 9.02(d), prior to an IPO or Change of Control, the Legacy Members and their Permitted Transferees may not Transfer or permit a Transfer of (whether by merger, operation of law or otherwise and whether in a single transaction or a series of related transactions) any Units held by it (other than to a Permitted Transferee) without the consent of the 3G Holdco (such consent to be provided in the 3G Holdco’s sole discretion).

Section 9.02 Permitted Transferees.

(a) Notwithstanding anything in this Agreement to the contrary, any Legacy Member may at any time Transfer any of its Units, directly or indirectly, to any Permitted Transferee following at least five Business Days’ advance notice to the other Members but without the consent of any Person (a “Permitted Transfer”); provided, that (i) the Transferring Legacy Member shall give notice to the Company of such intention to make such a Transfer not less than ten Business Days prior to such Transfer becoming effective, which notice shall state the name and address of the Permitted Transferee to whom such transfer is proposed, the relationship of the Permitted Transferee to such Transferring Legacy Member and the number of Units proposed to be transferred to the Permitted Transferee, (ii) the Permitted Transferee shall have agreed in writing to be bound by and subject to the terms of this Agreement in accordance with Section 9.03(a), (iii) any Transfer to the Permitted Transferee is in compliance with the Securities Act and any other applicable securities or “blue sky” laws, (iv) such Transfer has been made subject to the transfer-back requirements pursuant to Section 9.02(b) and (v) the Transferring Legacy Member certifies that it shall remain jointly and severally liable with the Permitted Transferee vis-à -vis the other parties for any breach by the Permitted Transferee of any provision of this Agreement; provided, further, that (x) prior to January 2, 2026, any Permitted Transfer must be a Transfer of all (but not less than all) of such Legacy Member’s Units to one Person and (y) no Transfer shall be permitted that is reasonably expected to result in the Company having to be registered under the Securities Act or the Exchange Act.

(b) If, while a Permitted Transferee holds any Company Securities, a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial Transferring Member from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial Transferring Legacy Member received such Company Securities (an “Unwinding Event”), then the relevant initial Transferring Legacy Member:

(i) shall forthwith notify the other Members and the Company of the pending occurrence of such Unwinding Event; and

(ii) shall take all actions necessary prior to such Unwinding Event to effect a Transfer of all the Company Securities held by the relevant Permitted Transferee either back to such Legacy Member or, pursuant to this Section 9.02, to another Person which qualifies as a Permitted Transferee of such initial Transferring Legacy Member.

(c) For the avoidance of doubt, a Transfer to a Permitted Transferee shall not relieve the Transferring Legacy Member of its obligations to the Company.

(d) Any Legacy Member may Transfer any or all of its Units (as applicable), directly or indirectly, in (i) a Tag-Along Sale in which the Tag-Along Right of such Legacy Member are exercised in accordance with Section 9.06, (ii) a Drag-Along Sale in which the Drag-Along Rights are exercised in accordance with Section 9.07 or (iii) in accordance with the terms and conditions of clause (iv) of Section 4.08(c) or Section 9.09 and, to the extent applicable, Section 9.08.

Section 9.03 Additional Members.

(a) In connection with a direct Transfer of Units, each such Person who receives Units in accordance with, and as permitted by, the terms of this Agreement, in each case, who is not already a Member, shall, in addition to complying with the requirements of the last sentence of Section 13.08, execute and deliver this Agreement or a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement that were applicable to the Transferring Member (including the restrictions on Transfer contained in this Article 9), and, in the case of a transferee of Units, shall thereupon be admitted as an additional Member of the Company (an “Additional Member”).

(b) Each Person who is issued new Units in accordance with the terms of this Agreement and who is not already a Member shall execute and deliver this Agreement or a counterpart of this Agreement and agree in writing to be bound by the terms and conditions of this Agreement, and shall thereupon be admitted as an Additional Member.

(c) A transferee of Units who is admitted as an Additional Member accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date it was admitted as an Additional Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

(d) Each Additional Member shall be named as a Member on Exhibit A. Unless and until admitted as an Additional Member, a transferee of any Unit, or a recipient of any newly issued Units, shall have no powers, rights or privileges of a Member of the Company.

(e) Following a direct Transfer of any Units in accordance with this Article 9, the transferee of such Units shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such Units, and shall receive distributions in respect of such Units as if such transferee were a Member.

(f) The Company shall maintain books for the purpose of registering the direct Transfer of Company Securities. Upon a direct Transfer of Company Securities, the Transferring Member shall notify the Company so that such Transfer may be registered in the books of the Company. A direct Transfer of Company Securities shall be effective upon registration of the direct Transfer in the books of the Company.

Section 9.04 Termination of Member Status. Any Member that directly Transfers all of its, and owns no, Units shall immediately cease to be a Member and shall no longer be a party to this Agreement (in its capacity as a Member), and Exhibit A shall be updated to eliminate such Person; provided, however, that such Member (i) shall not thereby be relieved of its liability for breach of this Agreement prior to such time or from any obligations under this Agreement not related to its capacity as a Member; (ii) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such time; (iii) shall retain the right to indemnification hereunder; and (iv) shall not thereby be relieved of any of its obligations under Article 9.

Section 9.05 Void Transfers. To the greatest extent permitted by the Act and other Applicable Law, any Transfer by any Member of any Units or other interest in the Company (including any Transfer of any Person which directly or indirectly owns Units) in contravention of this Agreement shall be ineffective and null and void ab initio and shall not bind or be recognized by the Company or any other Person. Any Unit intentionally purported to be Transferred in violation of Section 9.01 shall be immediately forfeited. In the event of any attempted Transfer in contravention of this Agreement, to the greatest extent permitted by the Act and other Applicable Law, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

Section 9.06 Tag-Along Right.

(a) Subject to Sections 9.06(h) and 9.08, if (i) one or more 3G Members proposes to Transfer (whether by merger, operation of law or otherwise) Units to any Person that is not an Affiliate of the 3G Members (including, for the avoidance of doubt, a Transfer of Units to a Continuation Fund) or (ii) a Legacy Member proposes to Transfer

(whether by merger, operation of law or otherwise) Units other than in connection with a Permitted Transfer (which shall be subject to Section 9.01) (the Member that proposes to make such Transfer, the “Tag-Along Seller” and the Transfer of such Units, the “Tag-Along Sale”), the Tag-Along Seller shall provide the Legacy Members with written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer each Legacy Member the opportunity to participate in such Transfer in accordance with this Section 9.06.

(b) The Tag-Along Notice shall identify the number of Units proposed to be sold by the Tag-Along Seller (the “Tag-Along Offer”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any.

(c) Each Legacy Member shall have the right (a “Tag-Along Right”), exercisable by written notice given to the Tag-Along Seller within ten Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that such Tag-Along Seller include in the proposed Transfer up to a number of Units representing such Legacy Member’s Tag-Along Portion (each such exercising Legacy Member, a “Tagging Person”); provided, that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Units and the Tag-Along Seller shall be entitled to include the number of Units proposed to be Transferred by such Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Units as permitted by Section 9.06(f). Such notice shall include the wire transfer or other instructions for payment of any consideration for the Units being transferred in such Tag-Along Sale. Each Tagging Person shall deliver to the Tag-Along Seller the certificates or other applicable instruments representing the Units of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller or its representatives to Transfer such Units on the terms set forth in the Tag-Along Notice. Delivery of such notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons, subject to the provisions of this Section 9.06 and Section 9.08. If at the termination of the Tag-Along Notice Period any Legacy Member shall not have elected to participate in the Tag-Along Sale, such Legacy Member shall be deemed to have waived its rights under Section 9.06(a) with respect to the Transfer of its Units pursuant to such Tag-Along Sale.

(d) If at the end of a ninety-day period after delivery of such Tag-Along Notice (which ninety-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to Governmental Approvals until the expiration of five Business Days after all such Governmental Approvals have been received, but in no event later than one hundred twenty days following receipt of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Units proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to the Tagging Persons the limited power-of-attorney and all certificates and other applicable instruments representing the Units that such Tagging Persons delivered for Transfer pursuant to this Section 9.06 and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units shall continue in effect.

(e) Promptly after the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) if not remitted directly to the Tagging Persons, remit to the Tagging Persons the total consideration for the Units of the Tagging Persons Transferred pursuant thereto, less the Tagging Persons’ pro rata share (based on the proceeds to be received) of any escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Section 9.08, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable notice, and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons. The Tag-Along Seller shall promptly remit to the Tagging Persons, if not remitted directly to the Tagging Persons, any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f) If (i) any Legacy Member declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than its Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, up to a number of Units held by it equal to the number of Units constituting, as the case may be, the Tag-Along Portion of such Legacy Member or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(g) Notwithstanding anything contained in this Section 9.06, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Units and limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Units pursuant to this Section 9.06 is not consummated for whatever reason. Whether to effect a Transfer of Units pursuant to this Section 9.06 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(h) The provisions of this Section 9.06 shall terminate upon the consummation of an IPO or Change of Control and shall not apply to any proposed Transfer pursuant to which Drag-Along Rights are exercised in accordance with Section 9.07, or any Permitted Transfers.

Section 9.07 Drag-Along Right.

(a) Subject to Section 9.07(g) and Section 9.08, if one or more 3G Members proposes to Transfer (whether by merger, operation of law or otherwise, and whether in one transaction or a series of related transactions) Units to any Person that is not an Affiliate of the 3G Members that would result in a Change of Control (a “Drag-Along Sale”), each 3G Member may at its option (the “Drag-Along Rights”) require each other Member to: (i) Transfer its pro rata portion of the number of Units proposed to be

Transferred in such Drag-Along Sale on the same terms and conditions applicable, and for the same type of consideration payable, as to such 3G Member and (ii) agree to vote to approve such transaction, waive any applicable dissenters’ rights and otherwise take all other actions necessary or desirable to consummate the Drag-Along Sale as requested by such 3G Member.

(b) If a 3G Member elects to exercise its Drag-Along Rights, such 3G Member shall provide notice of such Drag-Along Sale to the other Members (a “Drag-Along Sale Notice”) not later than fifteen Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the proposed purchaser in the Drag-Along Sale, the number and class of Units subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made and all other material terms and conditions of the Drag-Along Sale. Each other Member shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to sell and transfer its pro rata portion of the number of Units proposed to be Transferred in such Drag-Along Sale as set forth below.

(c) If requested by a dragging 3G Member, not later than ten Business Days after the date of the Drag-Along Sale Notice, each other Member shall deliver to a representative of the 3G Holdco, on behalf of the dragging 3G Members, designated in the Drag-Along Sale Notice (i) the certificates and other applicable instruments representing the Units of such other Member to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the dragging 3G Member or its representatives to Transfer such Units on the terms set forth in the Drag-Along Sale Notice and wire transfer or other instructions for payment of the consideration for the Units being Transferred in such Drag-Along Sale and (ii) all other documents required to be executed in connection with the Drag-Along Sale. If a Member should fail to deliver such certificates or other applicable instruments to the 3G Holdco, the Company (subject to Section 9.07(d)) shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 9.07 and that such Units shall be Transferred to the drag-along Transferee immediately upon surrender for Transfer by the holder thereof.

(d) Each dragging 3G Member shall have a period of one hundred twenty days from the date of delivery of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice; provided, that, if such Drag-Along Sale is subject to regulatory approval, such one hundred twenty-day period shall be extended until the expiration of five Business Days after all such approvals have been received. If the Drag-Along Sale shall not have been consummated during such period, the 3G Holdco shall return to each of the other Members the limited power-of-attorney and all certificates and other applicable instruments representing Units that such other Members delivered for Transfer pursuant hereto, together with any other documents in the possession of the 3G Holdco executed by the other Members in connection with the proposed Drag-Along Sale, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Units owned by the other Members shall again be in effect.

(e) Promptly after the consummation of the Drag-Along Sale pursuant to this Section 9.07, each dragging 3G Member shall (i) notify the other Members thereof, (ii) if not remitted directly to the other Members, remit to each other Member the total consideration for the Units of such other Member Transferred pursuant thereto less the other Members’ pro rata share of any escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Section 9.08, with the applicable cash portion of the aggregate purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by such Members and (iii) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the other Members. If not remitted directly to the other Members, each such 3G Member shall promptly remit to the other Members any additional consideration payable upon the release of any escrows, holdbacks or adjustments in purchase price.

(f) Notwithstanding anything contained in this Section 9.07, there shall be no liability on the part of each dragging 3G Member to the other Members (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Units received by each such 3G Member) or any other Person if the proposed Transfer of Units pursuant to this Section 9.07 is not consummated for whatever reason, regardless of whether each such 3G Member has delivered a Drag-Along Sale Notice. Whether to effect a proposed Transfer of Units pursuant to this Section 9.07 by a 3G Member is in the sole and absolute discretion of such 3G Member.

(g) The provisions of this Section 9.07 shall terminate upon the consummation of an IPO or Change of Control.

Section 9.08 Additional Conditions to Tag-Along Sales, Drag-Along Sales and Liquidity Transactions. Notwithstanding anything contained in Section 9.06, Section 9.07 and Section 9.09 (as applicable) the rights and obligations of (x) the Legacy Members to participate in a Liquidity Transaction under Section 9.09 and (y) the other Members to participate in a Tag-Along Sale under Section 9.06 or a Drag-Along Sale under Section 9.07 are, in each case, subject to the following conditions (to the extent applicable):

(a) upon the consummation of such Liquidity Transaction, Tag-Along Sale or Drag-Along Sale, (i) all of the Members participating therein will receive the same form of consideration, (ii) participating Members shall receive the same proportion of the aggregate consideration from such Liquidity Transaction, Tag-Along Sale or Drag-Along Sale, as applicable, that such holder would have received if such aggregate consideration had been distributed by the Company to the participating Members in accordance with the rights and preferences set forth in Section 8.02 as in effect immediately prior to the consummation of such Liquidity Transaction, Tag-Along Sale or Drag-Along Sale; provided, that no consideration for any additional agreements entered into in connection with such transaction, such as non-competition agreements, be included in the amount of consideration (to the extent such agreements are not entered into by all Members participating in such Liquidity Transaction, Tag-Along Sale or Drag-Along Sale), and (iii) if any Members are given an option as to the form and amount of consideration to be received, all Members participating therein will be given the same option; and

(b) each other Member (which shall include all Legacy Members for all purposes of this Section 9.08(b)) shall (i) make such representations, warranties and covenants, provide such indemnities, releases and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided, that if the other Members are required to provide any representations or indemnities in connection with such Transfer, liability for misrepresentation or indemnity shall (as to such other Members) be expressly stated to be several but not joint and each other Member shall not be liable for more than its pro rata share (based on the proceeds to be received) of any liability for misrepresentation or indemnity, (ii) benefit from all of the same provisions of the definitive agreements as the dragging 3G Member(s), (iii) be required to bear no more than their proportionate share of any escrows, holdbacks or adjustments in purchase price, and (iv) with respect to a Drag-Along Sale or Liquidity Transaction, (A) other than in the case of the Purchase Option or any other Liquidity Transaction that would result in a sale of the Subject Units to any member of the Company Group, any 3G Member or any of its Affiliates, each individual Legacy Member who is a Legacy Class B Member or an executive officer of the Company or any of its Subsidiaries shall, if so requested by the third party buyer, enter into a non-competition and non-solicitation covenant with the third party buyer in a form substantially similar to those set out in Section 10.03, (B) not be obligated to provide indemnification obligations that exceed its proceeds actually received from the transaction, (C) other than in the case of a Liquidity Transaction that is an IPO, not receive consideration other than cash and (D) not be obligated to make any representations or warranties other than in relation to its due organization, title to the securities it is selling, its authority and capacity to effect the transfer and the absence of any conflict under Applicable Law or its organizational documents or any contract that would materially prevent or delay the transfer (it being understood that this Section 9.08(b)(iv)(D) shall not limit, and each Member shall be responsible for, such Member’s pro rata share (based on the proceeds received thereby) of any breach of the Company’s representations and warranties).

Section 9.09 Liquidity Transaction Rights.

(a) Triggering Notice. At any time following the fifth anniversary of the Effective Date, the Legacy Member Representative shall have the right, upon delivering a notice in writing to the 3G Members and the Company (the “Liquidity Transaction Triggering Notice”), to request the Company to engage legal and financial advisors to act as the Company’s advisors with respect to, and with the assistance of such advisors, commence preparations for, and to effect a Liquidity Transaction, and to cause the sale in such Liquidity Transaction of all of the Units held by the Legacy Members (the “Subject Units”).

(b) Company Election. Upon receipt of the Liquidity Transaction Triggering Notice, the Company shall consider a Liquidity Transaction in a manner that the Board determines in good faith to be reasonable under the circumstances, which may include engaging a nationally recognized investment bank to assist with the Liquidity Transaction, accountants, attorneys, tax advisors, underwriters or other similar consultants. Within one hundred twenty days of receipt of the Liquidity Transaction Triggering Notice, the Company shall, after consultation with the Board, deliver to the Legacy Member

Representative and the 3G Members a notice in writing (the “Election Notice”), pursuant to which the Company shall elect one of the following alternatives:

(i) Purchase Option. The Company and any 3G Member may elect to purchase (or facilitate the purchase by a third party of) the Subject Units from the Legacy Members at a price equal to the Fair Market Value of the Subject Units (as calculated pursuant to Section 9.09(c)) (the “Purchase Option”).

(A) The closing of the purchase of the Subject Units shall take place on such date as determined by the mutual written consent of the Company, the purchaser thereof and the Legacy Member Representative, no later than sixty days (or such later date as may be necessary to satisfy any Applicable Law) after the determination of the Fair Market Value becomes final and binding upon the parties pursuant to Section 9.09(c); provided, that, if any Governmental Approvals are required in connection with such purchase, such sixty-day period shall be extended until the expiration of five Business Days following the date on which all Governmental Approvals are obtained and any applicable waiting periods under Applicable Law have expired or been terminated, but in no event will such period be extended for more than an additional ninety days.

(B) Subject to Section 9.08, each Legacy Member shall reasonably cooperate with the purchaser of the Subject Units and the Company in connection with the consummation of the Purchase Option, and shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary to enter into, consummate and make effective the sale and purchase of the Subject Units pursuant to the Purchase Option (including, as applicable, (I) voting its Units in favor of any merger, sale of assets or similar transaction requiring a vote of the Members or voting in the manner otherwise directed by the 3G Holdco as may be necessary to effect the Purchase Option, (II) waiving or otherwise not exercising any applicable appraisal or dissenter’s rights with respect to such transaction, and (III) taking all reasonable action (including with respect to voting its respective Units) to cause the Company to take all necessary steps to complete such transaction).

(ii) Liquidity Option. The Company may elect to pursue a Liquidity Transaction (the “Liquidity Option”).

(A) Liquidity Transaction Process. If so elected, the Company shall pursue the Liquidity Transaction as promptly as practicable and in a manner that the Board determines in good faith to be reasonable under the circumstances, which may include engaging additional advisors and providing reasonable assistance to any investment bank or advisors in connection therewith (including preparing, or assisting such investment bank with the preparation of, any marketing, financial or other materials deemed by such investment bank to be necessary or helpful in connection with the Liquidity Transaction). The process shall be conducted in accordance with such procedures and under the direction of the Board, and the Company and the Members each hereby agree that they will reasonably cooperate with the Board and its investment bank or other advisors in pursuing, evaluating, structuring, negotiating and consummating a Liquidity Transaction. For the avoidance of doubt, the Board shall have the sole responsibility of determining and implementing the strategy for pursuing the Liquidity Option (including with respect to the transaction process of a Liquidity Transaction and the transaction structure of, counterparty (if any) to and terms of a Liquidity Transaction).

(B) Failure. Notwithstanding the foregoing, if, on the date that is twelve months following the date of the Election Notice pursuant to which the Company elects a Liquidity Option, the Company has not entered into a definitive agreement with respect to, or consummated, a Liquidity Transaction, then the Legacy Member Representative shall have the right to deliver written notice to the 3G Members and the Company, requiring that the Company consummate (or cause to be consummated) the Purchase Option pursuant to and in accordance with Section 9.09(b)(i).

(iii) Deferral. The Company may elect to defer a request to initiate a Liquidity Transaction for up to nine months by delivery of written notice to the Legacy Member Representative no later than ninety days after delivery of the Liquidity Transaction Triggering Notice in accordance with Section 9.09(a), without prejudice to the right of the Legacy Member Representative to renew its request that the Company initiate a Liquidity Transaction after the end of each such period (the “Deferral Period”); provided, that the Board, in consultation with its internal or external advisors, determines in good faith that market conditions or other financial, tax, regulatory or business conditions are not favorable to pursue a Liquidity Transaction (the “Deferral”).

(A) Second Election. If so elected by the Company and if, at any time following the expiration of the Deferral Period, the Legacy Member Representative re-delivers the Liquidity Transaction Triggering Notice, the Company shall, within twenty Business Days of receipt of such notice, deliver an Election Notice to the Legacy Member Representative and the 3G Members electing either (I) the Liquidity Option or (II) the Purchase Option.

(1) If the Company elects the Liquidity Option, the Company shall pursue the Liquidity Option pursuant to and in accordance with Section 9.09(b)(ii).

(2) If the Company elects the Purchase Option, such purchase shall occur pursuant to and in accordance with Section 9.09(b)(i).

(c) Appraisal Procedure. Solely for the purposes of this Section 9.09, for the purpose of calculating Fair Market Value of such Subject Units, each of the Company and the Legacy Member Representative shall, within ninety days of the Company electing to pursue the Purchase Option pursuant to Section 9.09(b)(i) or Section 9.09(b)(iii), or becoming required to pursue the Purchase Option pursuant to Section 9.09(b)(ii), deliver to the other party and the 3G Holdco, on behalf of the 3G Members, a determination of the Fair Market Value of the Subject Units prepared by an investment bank or valuation firm of national reputation (an “Appraiser” and each such calculation, a “Proposed Fair Market Value”). If either the Company, on the one hand, or the Legacy Member Representative, on the other hand, fails to deliver such Proposed Fair Market Value within such ninety-day period, then the Proposed Fair Market Value that was delivered within such period shall be binding. If such two Proposed Fair Market Values are within 10% of each other, then the Fair Market Value of the Subject Units shall be the average of such two Proposed Fair Market Values. If such two Proposed Fair Market Values are not within 10% of each other, then within ten Business Days following delivery of the two proposed calculations, the two Appraisers shall jointly select, and the Company and the Legacy Member Representative shall within ten Business Days of such selection jointly engage, a third Appraiser. Such third Appraiser shall, within sixty days following its engagement, determine the Fair Market Value of the Subject Units. The Fair Market Value of the Subject Units, which shall be final and binding upon the parties, shall be: (i) in the event that the third Appraiser’s determination of Fair Market Value is within the range of the first two Appraisers’ Proposed Fair Market Values, the average of (A) such Fair Market Value of the Subject Units determined by the third Appraiser and (B) such of the two Proposed Fair Market Values prepared by the first two Appraisers that is closest to the Fair Market Value of the Subject Units determined by the third Appraiser and (ii) in the event that the third Appraiser’s determination of Fair Market Value is outside of the range of the first two Appraisers’ Proposed Fair Market Values, such of the two Proposed Fair Market Values prepared by the first two Appraisers that is closest to the Fair Market Value of the Subject Units determined by the third Appraiser. The Company and the Legacy Member Representative shall each have an opportunity to present in writing their respective analyses in respect of the Fair Market Value to the third Appraiser, and to receive all materials provided to the third Appraiser by the other party, and neither party shall engage in substantive ex parte communications with the third Appraiser, and shall cooperate with and timely respond to any reasonable requests for information from the Appraisers in connection with their appraisal. The third Appraiser shall be engaged on terms consistent with such Appraiser’s customary practices (to the extent not materially inconsistent with practices in its industry), and neither the Company nor the Legacy Member Representative shall unreasonably withhold, delay or condition such party’s consent to the terms of such engagement and each of the Company, on the one hand, and the Legacy Member Representative, on the other hand, shall act in good faith to cause the identification of the third Appraiser, and the engagement of the third Appraiser, to be completed in the time periods provided herein. The third Appraiser will be instructed only to determine Fair Market Value of the Subject Units in accordance with its judgment and the provisions of this Section 9.09(c) and the definition of “Fair Market Value” under this Agreement and not subject to any further conditions, required assumptions or other restrictions. The costs of the third Appraiser shall be borne equally by the Company and the Legacy Member Representative and, as between the third Appraiser on the one hand and the Company and the Legacy Member Representative, on the other hand, any indemnification obligations pursuant to the engagement of the third Appraiser shall be borne equally by the Company, on the one hand, and the Legacy Member Representative, on the other hand (it being understood that each may seek recourse against the other to the extent a liability resulted from the acts or omissions of one party or the other).

(d) The provisions of this Section 9.09 shall terminate upon the consummation of a Liquidity Transaction.

(e) Termination of Transfer Restrictions. For the avoidance of doubt, in the event the Company’s Equity Securities are listed on The New York Stock Exchange or the Nasdaq Stock Market, either of their respective successors, or any other national securities exchange, the terms of this Agreement related to governance and the rights and restrictions surrounding a Transfer of Units shall terminate without any further action by any party.

ARTICLE 10

COVENANTS

Section 10.01 Confidentiality.

(a) Each Member agrees that it shall hold strictly confidential and shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clauses (i) through (vii) below to hold strictly confidential and to use, the Confidential Information only (x) in connection with its investment in (or, in the case of clause (vi), its potential investment in or acquisition of an interest in) the Company and not for any other purpose, or (y) in the case of any Legacy Member who is a director, officer, employee or consultant of the Company or its Subsidiaries, in the proper performance of such Person’s role; provided, that the Legacy Members and the Company (x) acknowledge that as part of the 3G Members’ business, the 3G Members or their respective Affiliates regularly analyze and invest in securities, instruments, businesses and assets of companies in similar businesses as the Company Business, and that the 3G Members’ investment in and involvement with the Company will inevitably enhance the 3G Members’ and their respective Affiliates’ institutional knowledge and understanding of the industry in which the Company Group is active in a way that cannot be separated from the 3G Members’ and their respective Affiliates’ other institutional knowledge, and (y) agree that, without otherwise limiting the 3G Members’ obligations under this Section 10.01 or Section 10.03, nothing shall restrict (or render “unauthorized”) the 3G Members’ or their respective Affiliates’ use of such overall institutional knowledge and understanding of the industry in which the Company Group is active for the 3G Members’ or their respective Affiliates’ own internal and ordinary course of business purposes, including without limitation, the 3G Members’ or their respective Affiliates’ actual, pending, prospective or future purchases, sales, investments, divestments (or consideration of any of the foregoing). Each Member agrees that it shall be responsible for any breach of the provisions of this Section 10.01 by any of its Representatives or potential Transferees to whom it discloses Confidential Information. Each Member further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Member’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Member;

(ii) to the extent required by Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Member is subject; provided, that, unless otherwise prohibited by Applicable Law, such Member agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Member shall cooperate with such efforts by the Company, and shall, in any event, make only the minimum disclosure required by such Applicable Law));

(iii) to any regulatory authority or rating agency to which such Member or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information and such Member uses reasonable best efforts to seek confidential treatment of such information to the extent available;

(iv) to the extent required by applicable rules and regulations of any Governmental Authority with responsibility for regulating securities or by applicable stock exchange rules;

(v) if the prior written consent of the Board shall have been obtained;

(vi) in the case of a 3G Member, to the direct and indirect equity holders and prospective direct or indirect investors of such 3G Member or its Affiliates, its Affiliates and their respective affiliated investment funds who are under duties or obligations of confidentiality;

(vii) in the case of any Legacy Member who is a director, officer, employee or consultant of the Company or its Subsidiaries, in the proper performance of such Person’s role; or

(viii) to such Member’s wholly owned Subsidiaries.

(b) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any bona fide claim by or against the Company or any Member.

Section 10.02 Corporate Opportunities. Notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by Applicable Law, and subject only to the provisions of Section 10.03, the Members expressly acknowledge and agree that:

(a) Each Member and its respective Affiliates, including any Directors and Officers of the Company affiliated with or designated by such Member (collectively, “Covered Persons”), may presently and have the right to (now, in the past and from time to time in the future), and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage or invest in the same or similar business activities or lines of business as the Company, on its own account, or in partnership with, or as an employee, officer, director, manager, shareholder or member of any other Person, including those lines of business deemed to be competing with the Company;

(b) in connection with making investment decisions, to the fullest extent permitted by Applicable Law, no Covered Person shall have any obligation of confidentiality or other duty to the Company, any Subsidiary thereof or any Member to refrain from using any information, including market trend and market data, which comes into such Covered Person’s possession, whether as a Director, Officer, Member or otherwise (the “Information Waiver”); provided, that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under Applicable Law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject. Notwithstanding anything in this Section 10.02(b) to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s obligation of confidentiality with respect to the disclosure of confidential information of the Company;

(c) none of the Company or any other Member shall have any rights in and to the business ventures of any Covered Persons, or the income or profits derived therefrom by virtue of such agreement, and the involvement by any Covered Persons in such business ventures shall not constitute a conflict of interest or breach of fiduciary or other duty by such Covered Persons with respect to the Company, its Members or any of its Subsidiaries;

(d) each Covered Person may do business with any potential or actual customer or supplier of the Company or may employ or otherwise engage any officer or employee of the Company;

(e) in the event that any Covered Person acquires knowledge of a potential transaction or matter that may be an opportunity for the Company or any other Member, such Covered Person shall have no fiduciary duty or other duty or obligation (contractual or otherwise) to communicate or present such opportunity to the Company or any other Member and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any other Member (and their respective Affiliates) for breach of any fiduciary duty or other duty (contractual or otherwise) by reason of the fact that such Covered Person directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any other Member; and

(f) to the maximum extent permitted by Applicable Law, (i) the Company and each Member and Director renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its Officers, Directors or Members or their respective Affiliates, other than those Officers, Directors or Members who are employees of the Company and/or its Subsidiaries; and (ii) the Company and each Officer, Member and Director irrevocably waives any claim related to the matters addressed in the foregoing clause (i).

Section 10.03 Non-Competition.

(a) Each Specified Legacy Member agrees that so long as it remains a Member of the Company and for eighteen months thereafter, neither such Specified Legacy Member nor any controlled Affiliate of such Specified Legacy Member shall engage, directly or indirectly, either for itself or through or in partnership or conjunction with any other Person, as a stockholder, investor, manager, operator, member, partner, employee, consultant, agent, by contract, or otherwise in any Company Business anywhere in the world. Each Specified Legacy Member shall be responsible for any breach of this Section 10.03 by any controlled Affiliate of such Specified Legacy Member. For the avoidance of doubt, subject to the other terms and conditions of this Agreement, any Specified Legacy Member or its Affiliates may provide products or services to the Company or any of its Subsidiaries.

(b) Notwithstanding anything to the contrary in Section 10.03(a), nothing in this Agreement shall preclude, prohibit or restrict any Specified Legacy Member or any Affiliate of any Specified Legacy Member from:

(i) making or holding any passive investment in an unaffiliated third party that engages in a Company Business so long as (A) such Specified Legacy Member and its Affiliates collectively hold not more than 5% of the outstanding voting securities or similar voting equity interests of such Person, (B) if such passive investment is purchased after the date of the Merger Agreement, the purchase price paid by such Specified Legacy Member and its Affiliates collectively, is less than $50 million in the aggregate, and (C) such Specified Legacy Member and its Affiliates do not possess the right (through ownership of securities, contract or otherwise) to serve on or designate a member of, the board of directors (or similar governing body) of such Person, and do not exercise any managerial influence over or have any active role in the management or operations of such Person;

(ii) making or holding a passive equity interest in any private debt or equity investment fund so long as such Specified Legacy Member and its Affiliates do not have the ability to control or exercise any managerial influence over such fund; or

(iii) providing services to any Person so long as such Specified Legacy Member and its Affiliates do not have a position with or provide services to any division or line of business of such Person that is engaged in a Company Business; provided, that such division or line of business generated less than fifteen percent of such Person’s consolidated annual revenues in the last completed fiscal year of such Person; provided, further, that this Section 10.03(b)(iii) shall not apply to RG.

(c) With respect to any business unit or controlled Affiliate of a Legacy Member, Section 10.03(a) shall cease to be applicable to any such Person at such time as it is no longer a part or controlled Affiliate of such Legacy Member, and shall not apply to any Person that purchases assets, operations or a business from such Legacy Member if such Person is not a business unit or entity of such Legacy Member after such transaction is consummated.

(d) Each Specified Legacy Member acknowledges that the covenants described under Section 10.03(a) are reasonable and necessary to protect the legitimate interests of each Member and constitute a material inducement to each Member to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in Section 10.03(a) should ever be adjudicated to exceed the time, geographic, product or service or other limitations permitted by Applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by Applicable Law.

Section 10.04 Non-Solicit / No Hire. Each Specified Legacy Member agrees that so long as it remains a Member of the Company and for eighteen months thereafter, neither such Specified Legacy Member nor any Affiliate of such Specified Legacy Member shall, to the extent permitted by law, solicit, hire or engage in any way any natural person who is, or shall have been at the Effective Date, or within the twelve months prior to, such Specified Legacy Member no longer being a Member of the Company, employed in a senior managerial position or position of senior design or technical expertise in a member of the Company Group; provided, that the placing of general advertisements for employees in newspapers, periodicals or other media of general circulation (including through a recruiting firm) not specifically directed at the employees of the Company Group, or hiring any person who responds to any such general advertisements, in each case, shall not be deemed a violation of the non-solicitation provisions of this Section 10.04.

Section 10.05 Non-Disparagement. Each Member agrees that so long as it or any of its Permitted Transferees remains a Member of the Company and for twenty-four months thereafter, neither such Member nor any Affiliate of such Member shall, make or cause to be made, any remark, comment, writing, statement or announcement (including through any press, media, analysts or other persons) that constitutes an expression of negative opinion, ad hominem attack on, or otherwise disparages, defames, slanders, denigrates, criticizes or impugns or is reasonably likely to damage the reputation of the Company, its Members or any of their respective Affiliates or Subsidiaries (and shall include, with respect to the 3G Members, any of their respective related entities, clients, investors, principals, employees, partners, vendors, contractors, consultants, or agents). Nothing contained herein shall apply to statements made in good faith in connection with the assertion or defence of any bona fide claim by or against the Company or any Member. For the avoidance of doubt, the terms of this Section 10.05 shall not apply to any direct or indirect portfolio companies (whether or not majority owned) of investment funds managed by the 3G Members or their respective or any fund advised by the 3G Members or their respective Affiliates for so not as the 3G Members and their respective Affiliates do not directly or indirectly encourage such portfolio companies to take actions that would reasonably be expected to be prohibited by this Section 10.05.

ARTICLE 11

REPORTING

Section 11.01 Financial Information. The Company shall provide to the 3G Members and the Legacy Member Representative, for so long as the 3G Members and any Legacy Member, respectively, own(s) any Company Securities, in each case, concurrent access to any information made available by the Company Group to holders of its debt securities, including:

(a) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the Fiscal Year then ended, in each case, prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes); and

(b) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related audited statements of operations and cash flow for such Fiscal Year, in each case, prepared in accordance with GAAP.

Section 11.02 Liability. No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such information.

Section 11.03 Waiver. Each of the Legacy Members hereby acknowledges and agrees that (a) other than the information rights granted to the Legacy Member Representative pursuant to Section 11.01, no Legacy Member, in their capacity as such, shall be entitled to any information rights, and each Legacy Member, in their capacity as such, hereby waives any other information rights that may be contemplated by Applicable Law, and (b) at such time as the Legacy Members do not own any Company Securities, the Legacy Member Representative shall no longer be entitled to any information rights pursuant to Section 11.01.

ARTICLE 12

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 12.01 No Dissolution. The Company shall not be dissolved by the withdrawal of any Member (subject to Section 12.02(a)(ii)) or the admission of Additional Members in accordance with the terms of this Agreement.

Section 12.02 Events Causing Dissolution. (a) The Company shall be dissolved and its affairs shall be wound up solely upon the first to occur of the following events:

(i) the unanimous determination of the Members to dissolve the Company and terminate the Agreement;

(ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(iii) at any time when there are no Members, unless the Company is continued in accordance with the Act.

(b) A termination of this Agreement will not affect any obligations or rights of any of the Members that have accrued prior to termination.

(c) The obligations under Section 10.01, Article 12 and Article 13 continue in force after termination of this Agreement, as provided in the sections cited in this Section 12.02(c).

Section 12.03 Bankruptcy of a Member. The bankruptcy (within the meaning of Sections 18-101 and 18-304 of the Act) of a Member shall not cause such Member to cease to be a Member, and upon the occurrence of such event, the Company shall continue without dissolution. The receivership or dissolution of a Member will not in and of itself cause the dissolution of the Company, and upon the occurrence of such event, the Company shall continue without dissolution.

Section 12.04 Winding Up.

(a) In the event of the dissolution of the Company pursuant to Section 12.02(a), the Company’s affairs shall be wound up by the Board or a liquidating trustee of the Company selected by the Board (in such capacity, the “Liquidating Agent”), which Liquidating Agent, if not the Board, shall be an individual who is knowledgeable about the Company’s business and operations (to the extent possible) and has substantial experience in the purchase and sale of businesses.

(b) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 18-203 of the Act, the Liquidating Agent may, in the name of, and for and on behalf of, the Company, prosecute and defend lawsuits, whether civil, criminal or administrative, settle and close the Company’s business, dispose of and convey the Company’s property or sell the Company (and its Subsidiaries) as a going concern, discharge or make reasonable provision for the Company’s liabilities, and distribute to the Members in accordance with Section 12.05 any remaining assets of the Company, in each case, without affecting the liability of Members and without imposing any liability on any Liquidating Agent.

(c) Except as otherwise provided in this Agreement, the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before the dissolution.

(d) A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Company in accordance with this Section 12.04 and the discharge of liabilities to creditors so as to enable the Liquidating Agent to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

(e) Upon the completion of the winding up of the Company, the Liquidating Agent or other duly designated representative shall file a certificate of cancellation of the Company with the Secretary of State of the State of Delaware as provided in Section 18-203 of the Act.

Section 12.05 Distribution of Assets.

(a) As soon as practicable upon dissolution of the Company, the assets of the Company (or liquidation proceeds) shall be distributed in the following manner and order of priority (and ratably within each level of priority):

(i) first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by Applicable Law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision has been made and distributions to Members under Article 8; and

(ii) second, to the Members in accordance with Article 8.

(b) The Liquidating Agent shall have the power to establish any reserves that, in accordance with sound business judgment, it deems reasonably necessary to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, which reserves may be paid over to an escrow agent selected by the Liquidating Agent to be held by such agent for the purpose of paying out such reserves in payment of the aforementioned contingencies and upon the expiration of such period as the Liquidating Agent may deem advisable, making a distribution of the balance thereof to the Members in the manner provided in this Section 12.05.

Section 12.06 Distributions in Cash or in Kind. Upon the dissolution of the Company, the Liquidating Agent shall use reasonable best efforts to liquidate all of the Company assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 12.05; provided, that, if, in the good faith judgment of the Liquidating Agent, a Company asset should not be liquidated, the Liquidating Agent shall distribute such asset, on the basis of its fair market value (determined in good faith by the Liquidating Agent), in accordance with Section 12.05, subject to the priorities set forth in Section 12.05, and provided, further, that the Liquidating Agent shall in good faith attempt to liquidate sufficient assets of the Company to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 12.05(a).

Section 12.07 Claims of the Members. The Members shall look solely to the Company’s assets for the return of their Initial Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company, any Director, any other Member or any Affiliates of any Member. No Member shall have any obligation to make any Capital Contribution with respect to such insufficiency, and such insufficiency shall not be considered a debt owed to the Company or to any other Person.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Further Assurances. Each Member shall, upon the request from time to time of the Company or the other Members and without further consideration, do, execute and perform all such other acts, deeds and documents as may be reasonably requested by the Company or the other Members to carry out fully the purposes and intent of this Agreement.

Section 13.02 Expenses. The 3G Members may charge any out-of-pocket expenses (including the fees and expenses of any attorneys, accountants, investment bankers, financial advisers, brokers, finders or other intermediaries) incurred by it or any of its Affiliates in connection with the transactions contemplated by this Agreement, the Merger Agreement and the Support Agreement to the Company Group.

Section 13.03 Disclaimer of Agency. Except for provisions herein expressly authorizing one party hereto to act for another, this Agreement shall not constitute any party hereto as a legal representative or agent of any other party hereto, nor shall a party hereto have the right or authority to assume, create or incur any liability or any obligation of any kind, expressed or implied, against or in the name or on behalf of any other party hereto or any of its Affiliates unless otherwise expressly permitted by such party hereto.

Section 13.04 Amendment or Modification. This Agreement may be amended or modified with the majority approval of the Board; provided, that no such amendment or modification (including by or pursuant to any merger, combination or similar transaction) shall be effective if such amendment or modification would (a) adversely and disproportionately affect the Legacy Members as compared to the 3G Members, (b) adversely impact any rights or obligations of the Legacy Members hereunder (in each case, including, without limitation, any amendments or modifications to Section 4.07, Section 4.08, Section 5.01, Section 5.02, Section 9.06, Section 9.07, Section 9.08, Section 9.09, Article 10, Section 11.01 and this Section 13.04), or (c) adversely affect the rights of the Legacy Member Representative in their capacity as a Director, in each case of the foregoing clauses (a) and (b), unless the Legacy Member Representative has voted in favor thereof or consented thereto.

Section 13.05 Waiver; Cumulative Remedies. Except as otherwise specifically provided herein, any party hereto may waive any right of such party under this Agreement by an instrument signed in writing by such party. Except as specifically provided herein, the failure or delay of any Member to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Member thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Except as specifically provided herein, all remedies, either under this Agreement or by Applicable Law or otherwise afforded, will be cumulative and not alternative.

Section 13.06 Entire Agreement. This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede and cancel all prior agreements, understandings, representations and warranties, both oral and written, between the parties hereto with respect thereto, and there are no agreements, undertakings, representations or warranties of any of the parties hereto with respect to the transactions contemplated hereby and thereby other than those set forth herein or therein or made hereunder or thereunder.

Section 13.07 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer, nor shall anything herein confer, on any Person other than the Company and the parties hereto, and their respective successors or permitted assigns, any rights, remedies, obligations or liabilities, except that any Person who is entitled to exculpation, indemnification or advancement pursuant to Article 6 of this Agreement and is not party to this Agreement shall be a third-party beneficiary of this Agreement to the extent required for purposes of such Article 6. The rights of the parties to terminate or vary this Agreement shall not be subject to the consent of any other Person.

Section 13.08 Non-Assignability; Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable other than in connection with a Transfer permitted pursuant to Article 9. Prior to any such Transfer (and related assignment) contemplated in this Section 13.08, the applicable transferee must certify in writing to each non-Transferring Member and the Company that, immediately after giving effect to such Transfer, such transferee and its Affiliates would be in compliance with Section 10.03 and expressly covenant with the each non-Transferring Member and the Company that such transferee and its Affiliates will comply with Section 10.03.

Section 13.09 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared or held illegal or invalid, in whole or in part, for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforceability of the remainder of the Agreement, and such provision shall be deemed amended or modified to the extent, but only to the extent, necessary to cure such illegality or invalidity. Upon such determination of illegality or invalidity, the parties hereto shall negotiate in good faith to amend this Agreement to effect the original intent of the parties. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction.

Section 13.10 Injunctive Relief. The parties hereto hereby acknowledge and agree that a violation of any of the terms of this Agreement will cause the other parties and the Company irreparable injury for which an adequate remedy at law is not available. Accordingly, the parties hereto expressly agree that in addition to any other remedy that each of the parties and the Company may be entitled to in law or in equity, each of the parties hereto and the Company shall, except as specifically provided otherwise in this Agreement, be entitled to seek specific performance of the terms of this Agreement and any injunction, restraining order or other equitable relief that may be necessary to prevent any breach(es) thereof. Furthermore, the parties expressly agree that if any of the parties hereto, or the Company, institutes any action or proceeding to enforce the provisions hereof, any other party against whom such action or proceeding is brought shall be deemed to have expressly, knowingly, and voluntarily waived the claim or defense that an adequate remedy exists at law. Each party hereby waives any requirement of any posting of bond.

Section 13.11 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction.

Section 13.12 Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 13.15 or in such other manner as may be permitted by Applicable Law, and nothing in this Section 13.12 will affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the Members and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

Section 13.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE COMPANY. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.13.

Section 13.14 Non-Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced against, and any action, dispute, claim, suit or other proceeding for breach of this Agreement may only be made against, the Persons that are expressly identified herein as parties and, to the extent not expressly identified herein, none of the former, current and future Affiliates, directors, officers, managers, employees, advisors, representatives, shareholders, members, managers, partners, successors and assigns of the 3G Members or any Affiliate thereof, or any former, current and future Affiliate, director, officer, manager, employee, advisor, representative, shareholder, member, manager, partners, successor and assign of any of the foregoing (collectively, to the extent not expressly identified herein, “3G Related Parties”), shall have any liability for any liabilities or obligations of the parties hereto for any action, dispute, claim, suit or other proceeding (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith, the Company or any other Member or their respective Affiliates shall have no rights of recovery in respect hereof against any 3G Related Parties or and no personal liability shall attach to any 3G Related Party through any Member, otherwise, whether by or through attempted piercing of the corporate veil, by or through an action, dispute, claim, suit or other proceeding (whether in tort, contract or otherwise) by or on behalf of any Member, against any of the 3G Related Parties, by the enforcement of any judgment, fine or penalty or by virtue of any statute, regulation or other Applicable Law, or otherwise.

Section 13.15 Notices.

(a) All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

if to the 3G Members to:

3G Fund VI, L.P.

c/o 3G Capital Inc.

600 Third Avenue, 37th Floor

New York, NY 10016

Attention:  Asna Afzal

Email:    [***]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Email:  sbarshay@paulweiss.com

lturano@paulweiss.com

dobadina@paulweiss.com

Attention: Scott A. Barshay

Laura C. Turano

Dotun O. Obadina

If to the Legacy Member Representative:

[•]

[•]

[•]

Attention: [•]

E-mail:  [•]

with a copy (which shall not constitute notice) to:

[•]

[•]

[•]

Attention: [•]

Email:   [•]

If to any other Member: to such addresses reflected in the books and records of the Company.

(b) Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or email address through a notice given in accordance with this Section 13.15, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 13.15 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 13.15.

Section 13.16 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:

BEACH ACQUISITION CO PARENT, LLC

By:
Name:
Title:

[Signature Page to LLC Agreement]

3G Member:

3G FUND VI, L.P.

By:	3G Fund VI Partners, L.P., its general partner

By:	3G Fund 6 Partners UGP LLC, its general partner

By:
Name:
Title:

[Signature Page to LLC Agreement]

Legacy Members:

[LEGACY MEMBER]

By:
Name:
Title:

[LEGACY MEMBER]

By:
Name:
Title:

[LEGACY MEMBER]

By:
Name:
Title:

[Signature Page to LLC Agreement]

Legacy Member Representative:

(solely for the purposes of Section 4.08, Section 5.01, Section 5.02, Section 9.09, Section 11.01 and Article 13):

[•]

[Signature Page to LLC Agreement]

EXHIBIT A

MEMBER INFORMATION

[Intentionally Omitted]